UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2017

GROTE MOLEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18958	20-1282850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10615 Professional Circle, Suite 201, Reno, Nevada 89521
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (855) 807-8776

322 West Griffith Road, Pocatello, Idaho 83201
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GROTE MOLEN, INC.
Current Report on Form 8-K
TABLE OF CONTENTS

Page
Item 1.01. Entry Into a Material Definitive Agreement	3

Item 2.01. Completion of Acquisition or Disposition of Assets	3
Description of Business	4
Risk Factors	11
Management's Discussion and Analysis of Financial Condition and Results of Operations	26
Properties	29
Security Ownership of Certain Beneficial Owners and Management	29
Directors, Executive Officers and Corporate Governance	29
Legal Proceedings	33
Executive Compensation	34
Certain Relationships and Related Transactions and Director Independence	34
Market Price of and Dividends on Registrant's Common Equity and Related Stockholder Matters	35
Description of Securities	36
Indemnification of Directors and Officers	37
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	38

Item 3.02. Unregistered Sale of Equity Securities	38

Item 5.01. Change in Control of Registrant	38

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	38

Item 8.01. Other Events	38

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits	39

Signatures	40

Financial Statements	F-1

Pro Forma Financial Information	F- 23

Forward-Looking Statements
This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements reflect the views of Grote Molen, Inc. (the "Registrant") with respect to future events based upon information available to it at this time.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from these statements.  Forward-looking statements are typically identified by the use of the words "believe," "may," "will," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions.  Examples of forward-looking statements are statements that describe the proposed manufacturing, marketing and sale of the products of BlackRidge Technology Holdings, Inc., the Registrant's wholly-owned subsidiary, statements with regard to the nature and extent of competition the Registrant may face in the future, and statements with respect to future strategic plans, goals or objectives.  The forward-looking statements are based on present circumstances and on the Registrant's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed in this report under the caption "RISK FACTORS."  These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this report.  Any forward-looking statements are made only as of the date of this report and the Registrant assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.
Item 1.01.  Entry into a Material Definitive Agreement.
As previously reported, on September 6, 2016, Grote Molen, Inc., a Nevada corporation (the "Company" or the "Registrant"), Grote Merger Co., a Delaware corporation ("Merger Corp.") and BlackRidge Technology Holdings, Inc., a Delaware corporation ("BlackRidge") entered into an Agreement and Plan of Reorganization dated as of September 6, 2016 (the " Reorganization Agreement"), providing for the Registrant's acquisition of BlackRidge in exchange for a controlling number of shares of the Registrant's preferred and common stock pursuant to the merger of Merger Corp. with and into BlackRidge, with Blackridge continuing as the surviving corporation.
The transactions contemplated by the Reorganization Agreement were consummated on February 22, 2017.   Additional information with regard to the Reorganization Agreement and the Reorganization is included under Item 2.01 and the additional Items in this report below.  The foregoing summary of the Reorganization Agreement is qualified in its entirety to the Reorganization Agreement itself, a copy of which is included as an exhibit to this report.
Item 2.01.  Completion of Acquisition or Disposition of Assets.
As previously reported, on September 6, 2016, the Registrant, Merger Corp. and BlackRidge entered into an Agreement and Plan of Reorganization dated as of September 6, 2016 (the "Reorganization Agreement").  The Reorganization Agreement was amended on February 22, 2017 to update the number of common shares, warrants, and options granted and outstanding as of the closing date.  A copy of the amendment is included as Exhibit 2.2 of this filing.
On February 22, 2017 (the "Closing Date"), the parties completed the actions contemplated by the Reorganization Agreement.  On the Closing Date, Merger Corp. was merged with and into BlackRidge with BlackRidge continuing as the surviving corporation, and the Registrant issued 3,783,791 shares of its newly designated shares of Series A Preferred Stock and 12,825,681 shares of its Common Stock to the stockholders of BlackRidge in exchange for all the issued and outstanding shares of Series A Preferred Stock and Common Stock of BlackRidge, and certain stockholders of the Registrant returned to the Registrant for cancellation a total of 16,284,330 shares of the Registrant's Common Stock.  Upon the completion of the Reorganization, BlackRidge became a wholly-owned subsidiary of the Registrant and the Registrant had a total of 3,783,791 shares of Series A Preferred Stock and 21,790,681 shares of Common Stock outstanding, with the former BlackRidge stockholders owning 3,783,791 shares or 100% of Series A Preferred Stock and 12,825,681 shares or approximately 58.9% of the Common Stock.  The Registrant also had outstanding warrants entitling the holders to acquire a total of 18,541,579 shares of the Registrant's Common Stock at an average exercise price of $0.03 per share.  The Reorganization resulted in a change of control of the Registrant.  For accounting purposes, BlackRidge will be treated as the acquirer and the historical financial statements of BlackRidge will become the Registrant's historical financial statements.  The acquisition is intended to constitute a tax-free reorganization pursuant to the applicable provisions of the Internal Revenue Code of 1986, as amended.

At the closing of the Reorganization, the former officers of the Registrant resigned from their positions and Robert Graham was appointed as President, and John Bluher was appointed Chief Financial Officer, Treasurer and Secretary of the Registrant.  In addition, Bruce Crane resigned from his position as a director and Robert Graham was appointed as a director of the Registrant to fill the vacancy created by such resignation.  John Hofman, the remaining director, resigned from such position effective following the Registrant's compliance with rule 14f-1 promulgated under the Exchange Act, and John Hayes and Robert Lentz were appointed as directors of the Registrant effective at such time as Mr. Hofman's resignation becomes effective.
On or about the date of filing of this report the Registrant will also file with the SEC an information statement pursuant to rule 14f‑1 promulgated under Exchange Act (the "14f-1 Information Statement") that describes the change in a majority of the Registrant's directors in connection with the Reorganization.  In compliance with Rule 14f-1, such change shall not occur earlier than ten (10) days following the filing date of the 14f-1 Information Statement.
Due to the change of control and the significant change in the Registrant's business resulting from the Reorganization, the Registrant has determined to include in this report information with regard to BlackRidge and the business of BlackRidge.

DESCRIPTION OF BUSINESS
Except as otherwise indicated by the context, references in this Report to "we", "us", "our" or the "Company" or the "Registrant" are to the consolidated business of Grote Molen, Inc. and BlackRidge, except that references to "our Common Stock", "our shares of Common Stock" or "our capital stock" or similar terms shall refer to the Common Stock of Grote Molen, Inc.
Information About Grote Molen, Inc.
Grote Molen, Inc. was incorporated under the laws of Nevada in March 2004.  Grote Molen also operates a wholly owned subsidiary by the name of BrownWick, LLC, which was organized as an Idaho limited liability company in June 2005.
Grote Molen is engaged in the business of distributing a proprietary line of grain mills, known as the "WonderMill," and a kitchen mixer, known as the "WonderMix," for home use.  Grote Molen sells its grain mills on a wholesale basis to retail dealers in all fifty states, in Australia, Canada, the United Kingdom and other foreign countries and to several online retailers.  Grote Molen sells its kitchen mixer on a wholesale basis to retail dealers in all fifty states and to certain foreign countries supplied by 110-volt electric current.  Grote Molen's mills and mixers are manufactured to its specifications under contract with manufacturers in India and Korea and it is dependent on such suppliers to provide it with its inventory of products. There can be no assurance Grote Molen will be successful in continuing to expand its business or that its sales will not decline in the future.
Grote Molen currently has two employees consisting of John B. Hofman and Bruce P. Crane, the former officers, directors and principal stockholders of Grote Molen.
During the first quarter of 2017, the members of the Registrant's new board of directors will review the Registrant's grain mill and kitchen mixer business and determine whether to retain, sell or liquidate the same.

Information About BlackRidge
Overview
BlackRidge, located in Reno Nevada, was incorporated in April 2010 to commercialize its military grade and patented network security technology.
BlackRidge develops and markets next generation cyber defense solutions that stop cyber-attacks and block unauthenticated access. Our network and server security products are based on our patented Transport Access Control technology and are designed to isolate, cloak and protect servers and cloud services and segment networks for regulatory compliance. BlackRidge products are used in enterprise and government computing environments, the industrial Internet of Things (IoT), and other cloud service provider and network systems.
The directors of BlackRidge are Robert Graham, John Hayes and Robert Lentz and its officers are Roibert Graham, Chief Executive Officer and President, John Hayes, Chief Technology Officer, and John Bluher, Chief Financial Officer, Treasurer and Secretary.
The address of the BlackRidge headquarters is: BlackRidge Technology Holdings, Inc., 10615 Professional Circle, Suite 201, Reno, NV 89521
Blackridge also has an engineering office located at BlackRidge Technology, Inc., Marist College Hancock Center 0002, 3399 North Road, Poughkeepsie, NY 12601.
The general telephone number for BlackRidge is 1-855-807-8776 and  our is www.blackridge.us.
Business
BlackRidge develops, markets and supports a family of products that provide a next generation cyber security solution for protecting enterprise networks and cloud services. With our patented technology, network and server resources located in the enterprise, datacenters and cloud systems, are better protected, less expensive to protect, and less vulnerable to compromise from cyber-attacks. We believe that our identity-based approach to network and cloud security offers superior performance compared to legacy network security approaches, and reduces the total cost of ownership for organizations by eliminating malicious and unwanted traffic from their networks and systems.
Our proprietary technology, BlackRidge Transport Access Control (TAC), authenticates user or device identity and applies security policies across networks and cloud services before application sessions are established. Underlying BlackRidge TAC is our patented First Packet Authentication™ which conveys and authenticates identity in the "first packet" of a TCP network session request. This fundamental invention addresses a security gap in how the Internet operates: the inability to authenticate network traffic sources. Without authentication, unidentified and unauthorized users and devices can scan, probe and access networks and cloud services. This security gap is exploited in all cyber-attacks through the process of network scanning and reconnaissance, and it has been further exposed and magnified by cloud services, mobile connectivity, and the Internet of Things (IoT)
BlackRidge products are protected by multiple U.S. Patents including "First Packet Authentication," "Concealing a Network Connected Device," "Digital Identity Authentication," and "Statistical Object Identification."
Products
BlackRidge and our partners sell network security products and solutions based on our proprietary BlackRidge TAC software technology. BlackRidge TAC provides high throughput and low latency network security that operates pre-session, in real time, before other security defenses engage. BlackRidge products can be deployed inside a network to cloak and protect servers and segment networks, in front of existing security stacks to filter anonymous traffic, or as part of service provider or OEM solution.

The BlackRidge solution is available in the following product configurations, with additional platform support under development:
•	1U rack-mountable 1GbE or 10GbE network devices

•	1GbE fanless desktop appliance

•	VMware ESXi™ virtual appliance

•	IBM z Systems™ LPAR and IBM z/VM® software appliances

•	Amazon Web Services and IBM SoftLayer® cloud appliances
BlackRidge products are priced on a per appliance or gateway and on the total number of user and device identities supported in an implemenation. Enterprise and OEM licensing along with subscription pricing are available. BlackRidge appliances can support up to 100,000 identities and 4,000,000 sessions, providing a highly scalable enterprise solution.
Network and cloud deployments options include deploying in-line as a Layer 2 transparent bridge or logically inline as a Layer 3 gateway for cloud deployments.  BlackRidge software and systems are designed to be highly resilient and can be configured for high availability and failover. Security policies can be verified during deployment with progressive modes of bridge, monitor and audit, and then enforce policy.
Support and Maintenance
BlackRidge offers Standard and Premium Support to our end-customers and channel partners, where our channel partners typically deliver level one support and we provide level two and level three support. The support for our end customers includes ongoing maintenance services for both hardware and software in order to receive software upgrades, bug fixes, and repairs. End customers typically purchase these services for a one year or longer term at the time of the initial product sale and typically renew for successive one year or longer periods.
Professional Services.
Professional services are primarily delivered through our channel partners and include experts who plan, design, and deploy effective security solutions tailored to our end-customers' specific requirements. These services include solution design and planning, configuration, and installation. Our education services provide online and classroom-style training and are also primarily delivered through our internal team.
Technology Alliance Partners
BlackRidge participates in an ecosystem of Technology Alliance Partners to extend the breadth and depth of our products and partner solutions. By helping to ease the complications that organizations face when implementing multi-layered security solutions, our technology alliances facilitate integrated solution design, accelerate the time to realize value, and enhance our role as a strategic security partner.

Markets, Customers and Distribution Channels
The BlackRidge network security and cyber defense solution is broadly applicable to all enterprise and government market segments.  Whether deployed directly in a customer's environment or consumed as part of cloud service or solution, BlackRidge provides a new level of cyber defense not available in the market today.
BlackRidge markets and sells its products through multiple channels, including direct sales, integrator and reseller channel partners, cloud and managed service providers, and through strategic Original Equipment Manufacturer (OEM) partners to government and commercial users. The initial sales focus and market entry strategy for BlackRidge was the US Department of Defense, which is a key leverage point for the company's current commercial and government sales efforts. Our customers and partners include IBM, Ciena, Crimson Logic, the US Department of Defense, the US Department of Energy, Marist College, Splunk, and some large financial institutions.
For commercial markets, BlackRidge sells direct and also with strategic partners to large enterprise accounts, and indirectly through channel partners to specific vertical and international market segments. Our initial commercial market entry strategy is to sell directly to and establish customer and analyst references with large enterprises in North America that have high security and compliance requirements such as Financial Services and Insurance companies. Channel partners are recruited to assist with expanding enterprise sales, addressing specific vertical markets, and for selling and delivering in international markets and other vertical markets. Revenue from commercial sales includes product licensing fees, installation services, and annual support based on a standard price list.
For government markets, BlackRidge sells its standard commercial products through a wholly owned subsidiary, BlackRidge Technology Government, to government integrators and contractors who sell to the Department of Defense (DOD) and civilian agencies. BlackRidge has been involved with the DOD for over five years, including receiving initial product development funding. The BlackRidge products have been designed into several large DOD programs and they have been extensively tested and validated for use. The timing of the DOD adoption of BlackRidge products depends on approval of budgets and final product testing approvals from the DOD. BlackRidge Government revenue is net of government discounts, contracting fees, and channel and service partner discounts.
The BlackRidge OEM and service provider partnership strategy is to make targeted investments in specific market segments such as the industrial Internet of Things (IoT), network and server equipment providers, and cloud solution providers. For these markets and partners, BlackRidge TAC is an integrated or embedded capability in the partners' vertical market solutions, and it will be sold and supported by the partner. BlackRidge provides unique, integrated identity-based cyber defense for these OEM products or service offerings that provides them with a competitive market advantage in the face of today's advanced cyber threats. Revenue from OEM offerings comes from embedded product licensing fees and support fees that may be unique to each OEM offering.
Marketing
Our marketing is focused on building our brand reputation and market awareness for our platform, driving customer demand and building a strong sales pipeline, and working with our channel and OEM partners. Our marketing team when fully developed will consist of corporate marketing, channel marketing, lead development, operations, and corporate communications. Marketing activities include demand generation, digital marketing programs, product launch activities, managing our corporate website, trade shows and conferences, and press and analyst relations.
Research and Development
We continue to enhance our BlackRidge TAC software, the core software used in the BlackRidge products. This software is responsible for the TAC token generation, token validation, the token cache, packet processing and the insertion of TAC tokens into TCP connection requests. The TAC software has been developed domestically within the U.S. using only U.S. citizens. This software includes implementations of granted and pending patents owned by BlackRidge.

We continue to pursue research and development to improve our existing products. These improvements include making our products easier to manage, easier to deploy in large numbers, and improvements in our integrations with 3rd party products that communicate with BlackRidge products.
Our product development efforts release software with new features from time to time.  When a new feature is significant enough, we produce a major software release.  In between major software releases, there may be one or more minor software releases that also introduce less significant new features.
Intellectual Property
BlackRidge focuses on developing patent protection for products it develops and for products and features that are anticipated. We constantly perfect and file new applications.  We continue to develop our products; we will continue to file additional patent applications where appropriate.
The granted patents focus on the communication of identity tokens at the network layer (6,973,496, 8,346,951), combining Identity authentication at different security layers (8,281,127, 8,635,445), insuring the integrity of token authentication (8,572,697) and using identity to select amongst a set of trusted resources (9,118,644). The pending applications focus on extending the above protections (13/987,747, 14/544,987, 14/998,645), using network identity in a firewall (14/545,988), making network routing policy decisions using identity (14/999,317) and detecting tampering of hardware and software systems (13/199,050).
As of release 3.0, our products use the technology described in patents 6,973,496, 8,346,951 and 8,572,697 as well as technology described in some of our pending applications.  As we continue to add products and features, we will be incorporating technology described in additional patents and applications. All patents and completed applications are assigned to BlackRidge Technology Holdings, Inc.
Granted Patents
Concealing a Network Connected Device US Patent number 6,973,496, Patent Application U.S. Ser. No. 10/094,425. Filed 5 March 2002, Granted 6 December 2005, 1 Claim.
Method for Digital Identity Authentication US Patent number 8,281,127, Patent Application U.S. Ser. No. 12/658,113. Filed 1 February 2010, Granted 2 October 2012, 20 Claims.
Method for First Packet Authentication US Patent number 8,346,951, Patent Application U.S. Ser. No. 11/242,637.  Filed 30 Sept 2005, Granted 1 January 2013, 25 Claims.
Method for Statistical Object Identification US Patent number 8,572,697, Patent Application U.S. Ser. No. 13/373,586.  Filed 18 November 2011, Granted 29 October 2013, 43 Claims.
Method for Digital Identity Authentication US Patent number 8,635,445, Patent Application U.S. Ser. No. 13/573,077.  Filed 16 August 2012, Granted 21 January 2014, 23 Claims.
Method for Directing Requests to Trusted Resources US Patent number 9,118,644, Patent Application U.S. Ser. No. 13/573,238.  Filed 30 August 2012, Granted 25 August 2015, 27 Claims.
Published Pending Applications
Method for Statistical Object Identification Patent Application U.S. Ser. No. 13/987,747, filed 27 August, 2013, continuation-in-part of Patent 8,572,697.

Unpublished Pending Applications
U.S. Patent Applications are published by the patent office 18 months after filing.
Method for Network Security Using Statistical Object Identification Patent Application U.S. Ser. No. 14/544,987, filed 11 March 2015, continuation-in-part of Patent 8,572,697.
Method for Attribution Security System Patent Application U.S. Ser. No. 14/545,988, filed 13 July 2015.
Method for Statistical Object Identification Patent Application U.S. Ser. No. 14/998,645, filed 16 January 2016, continuation-in-part of Patent 8,572,697.
Method for Using Authenticated Requests to Select Network Routes Patent Application U.S. Ser. No. 14/999,317, filed 22 April, 2016.
Secure Cloud Computing System Patent Application U.S. Ser. No. pending, filed 6 August 2016, continuation-in-part of Patent Applications U.S. Ser. No. 13/199,050 and 13/999,757.
Competition
BlackRidge TAC operates at the Transport Layer to provide a highly scalable, non-interactive authentication protocol that does not rely on signatures, sandboxing, or deep packet inspection. This provides key competitive differentiators including high through with low latency, compatibility with existing network and security technologies and middle boxes, address and topology independent, and supports it network address translation (NAT).
We compete with other technology research and development, and sales companies for enterprise security spending and for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing companies in our field of endeavor may impact our ability to raise additional capital in order to fund our operations or further acquisitions, if investors perceive that investments in our competitors are more attractive based on the merit of their technologies, or the advanced stage of marketing or development or the price of the investment opportunity. We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities, name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies (and products) obsolete.
These companies may have numerous competitive advantages, including:
▪ significantly greater name recognition;
▪ established distribution networks;
▪ more advanced technologies and product development;
▪ additional lines of products, and the ability to offer rebates, higher discounts or incentives
▪ greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products
Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than our cyber security technology, therefore rendering our products obsolete and noncompetitive.  Accordingly, in addition to our research and development efforts, we believe we need to create a public relations/advertising program designed to establish our "brand" name recognition; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts.

We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development.  Competition with respect to our technologies is and will be based, among other things, on effectiveness, latency, reliability, availability, price, marketing, distribution and patent position. Another important factor will be the timing of market introduction of any new versions of the software or development of new products and cyber security solutions new markets such as the Internet of Things ("IoT").
Accordingly, the speed with which we can distribute and sell products and the speed to market with new or updated versions of the existing software, complete testing and proof of concept processes and ultimately supply commercial quantities of our products to the market and channels is expected to be an important competitive factor.
Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often-substantial period between technological conception and commercial sales.
Government Regulations
We are not yet aware of any specific, direct government regulations relating to the manufacture of our product; however, the manufacture will be subject to various general federal, and state laws governing manufacturing. As a software manufacturer, we will be responsible for ensuring that the products are manufactured and supplied for distribution in compliance with all laws.
BlackRidge exports products in compliance with the International Traffic in Arms Regulations that control the export and import of defense-related articles and services on the United States Munitions List. BlackRidge is authorized to export and re-export encryption products as described in Part 740-17 (b) (1) of the Export Administration Regulations EAR and mass market encryption products as described in Part 74215 (b) (1).
Environmental Regulations
We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements. While our products, intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.
Employees of BlackRidge
As of February 1, 2017, we have 22 full time employees and 4 part time employees.  We also engage ----22 independent contractors as engineers, system architects, or developers. The Blackridge employees are not represented by unions and it considers its relationship with its employees to be good.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties with respect to Blackridge described below, together with risks and uncertainties with respect to Grote Molen described in Section 1A of the Registrant's 2015 annual report on Form 10-K, all of the other information in this 8-K, including our consolidated financial statements and related notes, before purchasing our common stock. If any of the following risks are realized, in whole or in part, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.
Blackridge has had operating losses each year since its inception, and may not achieve or maintain profitability in the future.
Blackridge has incurred operating losses each year since 2010, including net losses of $6,141,015, $5,381,900 and $7,073,139 in 2013, 2014, and 2015, respectively, and $5,389,921 during the nine months ended September 30, 2016. We expect our operating expenses to increase in the future as we expand our sales and marketing efforts and continue to invest in research and development of our technologies. These efforts may be more costly than we expect, and we may not be able to increase our revenue to offset our increased operating expenses. Our revenue growth may slow or our revenue may decline for a number of other reasons, including reduced demand for our platform, increased competition, a decrease in the growth or size of the IT security market, particularly the market for solutions that target the next generation of advanced cyber-attacks, or any failure to capitalize on growth opportunities. Any failure to increase our revenue as we grow our business could prevent us from achieving or maintaining profitability. If we are unable to meet these risks and challenges as we encounter them, our business, financial condition and results of operations may suffer.
The Blackridge audited financial statements contain a "going concern" qualification noting that during the year ended December 31, 2015, we incurred a net loss of $7,073,139 and inception to date losses are $27,334,912, which factors raise substantial doubt about our ability to continue as a going concern.
The independent registered public accounting firm for Blackridge for the fiscal year ended December 31, 2015, has included an explanatory paragraph in their opinion that accompanies the Blackridge audited consolidated financial statements as of and for the year ended December 31, 2015, indicating that we incurred a net loss of $7,073,139 and inception to date losses are $27,334,912, which factors raise substantial doubt about our ability to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through investment capital.  There is no assurance that we will be successful in raising this additional capital or in achieving profitable operations.  The accompanying consolidated financial statements of Blackridge do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment.
We may be unsuccessful in raising additional capital.   If we are unable to raise additional financing, we will be under-capitalized and will not be able to execute our business plan as forecast. Such financing difficulties would likely reduce the value of your investment in the Registrant.
BlackRidge is a recently formed company, with limited operating history.  BlackRidge was formed in 2010 and has generated limited revenue. To date, BlackRidge has operated at a loss. Prior to BlackRidge, management of BlackRidge has not previously worked together in a company.  There is, therefore, no guarantee that management will work well together and execute the business plan of BlackRidge successfully.
BlackRidge is likely to lose money for a period of time; BlackRidge has several million dollars of debt.   BlackRidge, like many early stage companies, is projected to lose money for several months before it reaches cash-flow break even.   Such projections may turn out to be too optimistic and BlackRidge may lose more money or for longer than forecast, hurting the value of your investment.  Additionally, BlackRidge currently has over $32 million of debt and accrued liabilities, all of which is due within the next three years.   Failure to refinance or otherwise deal with such debt could cause a material adverse event and adversely affect your investment.

To the extent that BlackRidge's business plan relies on future access to financing, you are incurring the risk of future dilution.  The market for raising capital for small public companies is currently challenging and may remain challenging for the indefinite future.  Therefore, future financings by the Registrant may either be not possible or only done on terms that are detrimental to existing debt and equity holders of the Company.
Following the Reorganization the Registrant is significantly controlled by two individuals.  John Hayes and Robert Graham, collectively, control 58.5% of the voting stock either directly or through proxies executed on their behalf.   Therefore, any major corporate opportunities (such as a sale of the company or otherwise) likely will require Messrs. Hayes and Graham to consent to such transaction.    You will therefore have limited influence on the strategic direction of the Company.   Mr. Hayes is also the Company's largest creditor, creating a potential risk for the other shareholders of the Company if his debt were to go into default.
Our business plan is dependent on the success of Blackridge's existing technologies and new technologies which may be developed by BlackRidge's engineering team.   There is no guarantee that BlackRidge's technologies will achieve wide acceptance at an economically attractive price point or that BlackRidge's engineering department will develop new technologies which are commercially feasible.   BlackRidge's technologies also run the risk of technological obsolescence as they are based on the current architecture of the internet.
Real or perceived defects, errors or vulnerabilities in our platform or the failure of our platform to block DDOS attacks, malware or prevent a security breach could harm our reputation and adversely impact our business, financial position and results of operations.
Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, there is a risk that an advanced attack could emerge that our platform is unable to detect or prevent. Moreover, as our platform is adopted by an increasing number of enterprises and governments, it is possible that the individuals and organizations behind advanced malware attacks will begin to focus on finding ways to defeat our software. If this happens, our networks, products, subscriptions and services could be targeted by attacks specifically designed to disrupt our business and undermine the perception that our platform is capable of providing superior IT security, which, in turn, could have a serious impact on our reputation as a provider of virtual machine-based security solutions.
If any of our customers becomes infected with malware after adopting our platform, even if our platform has blocked the theft of any of such customer's data, such customer could nevertheless be disappointed with our platform. Furthermore, if any enterprises or governments that are publicly known to use our platform are the subject of an advanced cyber-attack that becomes publicized, our other current or potential customers may look to our competitors for alternatives to our platform. Real or perceived security breaches of our customers' networks could cause disruption or damage to their networks or other negative consequences and could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and customer relations issues.
Furthermore, our software may fail to detect or prevent malware, viruses, worms or similar threats for any number of reasons, including our failure to enhance and expand our software to reflect industry trends, new technologies and new operating environments. Failure to keep pace with technological changes in the IT security industry and changes in the threat landscape could adversely affect our ability to protect against security breaches and could cause us to lose customers.

Any real or perceived defects, errors or vulnerabilities in our software, or any other failure of our software to detect an advanced threat, could result in:
•	a loss of existing or potential customers or channel partners;
•	delayed or lost revenue;
•	a delay in attaining, or the failure to attain, market acceptance;
•
the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work around errors or defects, to address and eliminate vulnerabilities, or to identify and ramp up production with alternative third-party manufacturers;

•	an increase in warranty claims, or an increase in the cost of servicing warranty claims, either of which would adversely affect our gross margins;
•	harm to our reputation or brand; and
•	litigation, regulatory inquiries, or investigations that may be costly and further harm our reputation.
Our new CEO and CTO have limited prior experience with government sales.   BlackRidge's business plan is, in part, to sell to government contractors, the Department of Defense and other "government" clients as well as to the commercial marketplace.   Mr. Graham, the Company's CEO and co-founder of Blackridge has past experience in government sales and contracting groups.Mr. Hayes, the Company's CTO and co-founder of Blackridge, has no prior experience selling to the government.   Government sales have several unique aspects which require a different approach than commercial sales and may have a longer sales cycle.
Pending patent applications may be denied.  While BlackRidge owns issued U.S. patents on its core technology, there is no guarantee that other applications will result in granted patents. Furthermore, given the nature of the US Patent Office, the determination of patentability may take several years.  Even with its existing patents, enforcing patent rights can be an expensive and time consuming process, involving years of litigation and large legal fees.
If we do not effectively build and train a direct sales force, we may be unable to add new customers or increase sales to our existing customers, and our business will be adversely affected.
We are substantially dependent on our small direct sales force to obtain new customers and increase sales with existing customers. There is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of sales personnel to support our growth. New hires require significant training and may take significant time and expense before they achieve full productivity. Our recent hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business.
Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm our operating results.
Our revenue depends significantly on general economic conditions and the demand for products in the IT security market. Economic weakness, customer financial difficulties, and constrained spending on IT security may result in decreased revenue and earnings. Such factors could make it difficult to accurately forecast our sales and operating results and could negatively affect our ability to provide accurate forecasts to our contract manufacturers and manage our contract manufacturer relationships and other expenses. In addition, concerns regarding the impact of tight budgetary constraints and the new Trump Administration on the IT budgets of various agencies of the U.S. government, as well as continued budgetary challenges in the United States and geopolitical turmoil in many parts of the world have and may continue to put pressure on global economic conditions and overall spending on IT security. Currently, most enterprises and governments have not allocated a fixed portion of their budgets to protect against next-generation advanced cyber-attacks. If we do not succeed in convincing customers that our platform should be an integral part of their overall approach to IT security and that a fixed portion of their annual IT budgets should be allocated to our platform, general reductions in IT spending by our customers are likely to have a disproportionate impact on our business, results of operations and financial condition. General economic weakness may also lead to longer collection cycles for payments due from our customers, an increase in customer bad debt, restructuring initiatives and associated expenses, and impairment of investments.

Uncertainty about future economic conditions also makes it difficult to forecast operating results and to make decisions about future investments. Future or continued economic weakness for us or our customers, failure of our customers and markets to recover from such weakness, customer financial difficulties, and reductions in spending on IT security could have a material adverse effect on demand for our platform and consequently on our business, financial condition and results of operations
Our results of operations are likely to vary significantly from period to period, which could cause the trading price of our common stock to decline.
Our results of operations have varied significantly from period to period, and we expect that following the Reorganization, our results of operations will continue to vary as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:
•	our ability to attract and retain new customers;
•	the budgeting cycles, seasonal buying patterns and purchasing practices of customers;
•	the timing of shipments of our products and length of our sales cycles;
•	changes in customer or reseller requirements or market needs;
•	changes in the growth rate of the IT security market, particularly the market for threat protection solutions like ours that target next-generation advanced cyber-attacks;
•
the timing and success of new product and service introductions by us or our competitors or any other change in the competitive landscape of the IT security market, including consolidation among our customers or competitors;

•	the level of awareness of IT security threats, particularly advanced cyber-attacks, and the market adoption of our software;
•	deferral of orders from customers in anticipation of new products or product enhancements announced by us or our competitors;
•	our ability to successfully expand our business domestically and internationally;
•	reductions in customer renewal rates for our subscriptions;
•	decisions by organizations to purchase IT security solutions from larger, more established security vendors or from their primary IT equipment vendors;
•	changes in our pricing policies or those of our competitors;
•	any disruption in, or termination of, our relationship with channel partners;
•	decreases in our customers' subscription renewal rates;
•	our inability to fulfill our customers' orders due to supply chain delays or events that impact our manufacturers or their suppliers;
•
insolvency or credit difficulties confronting our customers, affecting their ability to purchase or pay for our products, subscriptions and services, or confronting our key suppliers, particularly our sole source suppliers, which could disrupt our supply chain;

•	the cost and potential outcomes of existing and future litigation;
•	seasonality in our business;
•	general economic conditions, both domestic and in our foreign markets;
•	future accounting pronouncements or changes in our accounting policies or practices;
•	the amount and timing of operating costs and capital expenditures related to the expansion of our business;
•	a change in our mix of products, subscriptions and services; and
•	increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates.

Any of the above factors, individually or in the aggregate, may result in significant fluctuations in our financial and other operating results from period to period. As a result of this variability, our historical results of operations should not be relied upon as an indication of future performance. Moreover, this variability and unpredictability could result in our failure to meet our operating plan or the expectations of investors or analysts for any period. If we fail to meet such expectations for these or other reasons, the market price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits.

We face intense competition and could fail to gain market share from our competitors, which could adversely affect our business, financial condition and results of operations.
The market for security products and services is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards and frequent new product introductions and improvements. We anticipate continued challenges from current competitors, which in many cases are more established and enjoy greater resources than us, as well as by new entrants into the industry. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate or revenue that could adversely affect our business and results of operations.
Our competitors and potential competitors include large networking vendors such as Cisco Systems, Inc. and Juniper Networks, Inc. that may emulate or integrate features similar to ours into their own products; large companies such as Intel and HP that have acquired large IT security specialist vendors in recent years and have the technical and financial resources and broad customer bases needed to bring competitive solutions to the market; independent IT security vendors such as FireEye, Symantec, and Palo Alto Networks that offer products that claim to perform similar functions to our platform; and small and large companies that offer point solutions that compete with some of the features present in our platform. Other IT providers offer, and may continue to introduce, security features that compete with our platform, either in stand-alone security products or as additional features in their network infrastructure products. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:
•	greater name recognition, longer operating histories and larger customer bases;
•	larger sales and marketing budgets and resources;
•	broader distribution and established relationships with channel and distribution partners and customers;
•	greater customer support resources;
•	greater resources to make acquisitions;
•	lower labor and research and development costs;
•	larger and more mature intellectual property portfolios; and
•	substantially greater financial, technical and other resources.

In addition, some of our larger competitors have substantially broader product offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, subscriptions and services, including by selling at zero or negative margins, product bundling or offering closed technology platforms. Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. As a result, even if the features of our platform are superior, customers may not purchase our products. In addition, new innovative start-up companies, and larger companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our platform. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.
Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our sales and revenue are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.
Our results of operations may fluctuate, in part, because of the resource intensive nature of our sales efforts, the length and variability of our sales cycle and the short-term difficulty in adjusting our operating expenses. Our results of operations depend in part on sales to large organizations. The length of our sales cycle, from proof of concept to delivery of and payment for our platform, is typically three to six months but can be more than a year. To the extent our competitors develop products that our prospective customers view as equivalent to ours, our average sales cycle may increase. Because the length of time required to close a sale varies substantially from customer to customer, it is difficult to predict exactly when, or even if, we will make a sale with a potential customer. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large transactions in a quarter could impact our results of operations for that quarter and any future quarters for which revenue from that transaction is delayed. As a result of these factors, it is difficult for us to forecast our revenue accurately in any quarter. Because a substantial portion of our expenses are relatively fixed in the short term, our results of operations will suffer if our revenue falls below our or analysts' expectations in a particular quarter, which could cause the price of our common stock to decline.

If we do not accurately anticipate and respond promptly to changes in our customers' technologies, business plans or security needs, our competitive position and prospects could be harmed.
Many of our customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt to increasingly complex IT networks, incorporating a variety of hardware, software applications, operating systems and networking protocols. As their technologies and business plans grow more complex, we expect these customers to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our platform effectively identifies and responds to these advanced and evolving attacks without disrupting our customers' network performance. As a result of the continued rapid innovations in the technology industry, including the rapid growth of smart phones, tablets and other devices and the trend of "bring your own device" in enterprises, we expect the networks of our customers to continue to change rapidly and become more complex.
We have identified a number of new products and enhancements to our platform that we believe are important to our continued success in the IT security market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, such new products or enhancements, or that our new products or enhancements will adequately address the changing needs of the marketplace. In addition, some of our new products and enhancements may require us to develop new hardware architectures that involve complex, expensive and time-consuming research and development processes. Although the market expects rapid introduction of new products and enhancements to respond to new threats, the development of these products and enhancements is difficult and the timetable for commercial release and availability is uncertain, as there can be significant time lags between initial beta releases and the commercial availability of new products and enhancements. We may experience unanticipated delays in the availability of new products and enhancements to our platform and fail to meet customer expectations with respect to the timing of such availability. If we do not quickly respond to the rapidly changing and rigorous needs of our customers by developing, releasing and making available on a timely basis new products and enhancements to our platform that can adequately respond to advanced threats and our customers' needs, our competitive position and business prospects will be harmed. Furthermore, from time to time, we or our competitors may announce new products with capabilities or technologies that could have the potential to replace or shorten the life cycles of our existing products. There can be no assurance that announcements of new products will not cause customers to defer purchasing our existing products.
Additionally, the process of developing new technology is expensive, complex and uncertain. The success of new products and enhancements depends on several factors, including appropriate component costs, timely completion and introduction, differentiation of new products and enhancements from those of our competitors, and market acceptance. To maintain our competitive position, we must continue to commit significant resources to developing new products or enhancements to our platform before knowing whether these investments will be cost-effective or achieve the intended results. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products or enhancements to market in a timely manner, or achieve market acceptance of our platform, or that products and technologies developed by others will not render our platform obsolete or noncompetitive. If we expend significant resources on researching and developing products or enhancements to our platform and such products or enhancements are not successful, our business, financial position and results of operations may be adversely affected.

If we are unable to sell additional products, licenses, subscriptions and services, as well as renewals of our licenses, subscriptions and services, to our customers, our future revenue and operating results will be harmed.
Our future success depends, in part, on our ability to expand the deployment of our platform with existing customers by selling them additional products, subscriptions and services. This may require increasingly sophisticated and costly sales efforts and may not result in additional sales. In addition, the rate at which our customers purchase additional products, subscriptions and services depends on a number of factors, including the perceived need for additional IT security as well as general economic conditions. If our efforts to sell additional products, subscriptions and services to our customers are not successful, our business may suffer.
Further, existing customers that purchase our platform have no contractual obligation to renew their subscriptions and support and maintenance services after the initial contract period, and given our limited operating history, we may not be able to accurately predict our renewal rates. Our customers' renewal rates may decline or fluctuate as a result of a number of factors, including the level of their satisfaction with our platform, our customer support, customer budgets and the pricing of our platform compared with the products and services offered by our competitors. If our customers renew their subscriptions, they may renew for shorter contract lengths or on other terms that are less economically beneficial to us. We cannot assure you that our customers will renew their subscriptions, and if our customers do not renew their subscriptions or renew on less favorable terms, our revenue may grow more slowly than expected, if at all.
If we are unable to increase sales of our platform to large organizations while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.
Our growth strategy is dependent, in part, upon increasing sales of our platform to large enterprises and governments. Sales to large customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller entities. These risks include:
•	increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us;
•
more stringent or costly requirements imposed upon us in our support service contracts with such customers, including stricter support response times and penalties for any failure to meet support requirements;

•	more complicated implementation processes;
•
longer sales cycles and the associated risk that substantial time and resources may be spent on a potential customer that ultimately elects not to purchase our platform or purchases less than we hoped;

•	closer relationships with, and dependence upon, large technology companies who offer competitive products; and
•	more pressure for discounts and write-offs.

In addition, because security breaches with respect to larger, high-profile enterprises are likely to be heavily publicized, there is increased reputational risk associated with serving such customers. If we are unable to increase sales of our platform to large enterprise and government customers while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.
Our current research and development efforts may not produce successful products or enhancements to our platform that result in significant revenue, cost savings or other benefits in the near future, if at all.
We must continue to dedicate significant financial and other resources to our research and development efforts if we are to maintain our competitive position. However, developing products and enhancements to our platform is expensive and time consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to our platform, design improvements, cost savings, revenue or other expected benefits. If we spend significant time and effort on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.
We may be unable to protect our intellectual property adequately, which could harm our business, financial condition and results of operations.
We believe that our intellectual property is an essential asset of our business. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual provisions, to establish and protect our intellectual property rights in the United States and abroad. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and our trademarks, copyrights and patents may be held invalid or unenforceable. Any U.S. or other patents issued to us may not be sufficiently broad to protect our proprietary technologies. We may not be effective in policing unauthorized use of our intellectual property, and even if we do detect violations, litigation may be necessary to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive, could divert management's attention and may result in a court determining that our intellectual property rights are unenforceable. If we are not successful in cost-effectively protecting our intellectual property rights, our business, financial condition and results of operations could be harmed.
Claims by others that we infringe their proprietary technology or other rights could harm our business.
Technology companies frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As we face increasing competition and gain an increasingly higher profile, the possibility of intellectual property rights claims against us grows. From time to time, we expect that third parties may assert, claims of infringement of intellectual property rights against us.  Third parties may in the future also assert claims against our customers or channel partners, whom our standard license and other agreements obligate us to indemnify against claims that our products infringe the intellectual property rights of third parties. While we intend to increase the size of our patent portfolio, many of our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, future litigation may involve patent holding companies or other patent owners who have no relevant product offerings or revenue and against whom our own patents may therefore provide little or no deterrence or protection. Any claim of intellectual property infringement by a third party, even a claim without merit, could cause us to incur substantial costs defending against such claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by the discovery process.

Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we could be unable to continue to offer our affected products, subscriptions or services), effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products, providing certain subscriptions or performing certain services or that requires us to pay substantial damages, royalties or other fees. Any of these events could harm our business, financial condition and results of operations.
We rely on our management team and other key employees and will need additional personnel to grow our business, and the loss of one or more key employees or our inability to attract and retain qualified personnel could harm our business.
Our future success is substantially dependent on our ability to attract, retain and motivate the members of our management team and other key employees throughout our organization. We may not be successful in attracting qualified personnel to fulfill our current or future needs. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms, or at all. Also, to the extent we hire employees from mature public companies with significant financial resources, we may be subject to allegations that such employees have been improperly solicited, or that they have divulged proprietary or other confidential information or that their former employers own such employees' inventions or other work product.
In addition, we believe that it is important to establish and maintain a corporate culture that facilitates the maintenance and transfer of institutional knowledge within our organization and also fosters innovation, teamwork, a passion for customers and a focus on execution. Our Chief Executive Officer and certain other key members of our management and finance teams have only been working together for a relatively short period of time, and we expect to add additional vice presidents and other members of management in the foreseeable future. If we are not successful in integrating these key employees into our organization, such failure could delay or hinder our product development efforts and the achievement of our strategic objectives, which could adversely affect our business, financial condition and results of operations.
Most of our employees, including some of our executive officers, work for us on an "at-will" basis, which means they may terminate their employment with us at any time. We do not maintain key person life insurance policies on any of our key employees. If one or more of our key employees resigns or otherwise ceases to provide us with their service, our business could be harmed.
If we are unable to maintain successful relationships with our channel partners and technology alliance partners, or if our channel partners or technology alliance partners fail to perform, our ability to market, sell and distribute our platform will be limited, and our business, financial position and results of operations will be harmed.
In addition to our direct sales force, we rely on our indirect channel partners to sell and support our platform. We expect that sales through channel partners will be a significant percentage of our revenue. We also partner with our technology alliance partners to design go-to-market strategies that combine our platform with products or services provided by our technology alliance partners.

Our agreements with our channel partners and our technology alliance partners are generally non-exclusive, meaning our partners may offer customers products from several different companies, including products that compete with ours. If our channel partners do not effectively market and sell our platform, choose to use greater efforts to market and sell their own products or those of our competitors, or fail to meet the needs of our customers, our ability to grow our business and sell our platform may be adversely affected. Our channel partners and technology alliance partners may cease marketing our platform with limited or no notice and with little or no penalty, and new channel partners require extensive training and may take several months or more to achieve productivity. The loss of a substantial number of our channel partners, our possible inability to replace them, or the failure to recruit additional channel partners could materially and adversely affect our results of operations. In addition, sales by channel partners are more likely than direct sales to involve collectability concerns, particularly in developing markets. Our channel partner structure could also subject us to lawsuits or reputational harm if, for example, a channel partner misrepresents the functionality of our platform to customers or violates applicable laws or our corporate policies.
Our ability to achieve revenue growth in the future will depend in part on our success in maintaining successful relationships with our channel partners, and to train our channel partners to independently sell and deploy our platform. If we are unable to maintain our relationships with these channel partners or otherwise develop and expand our indirect sales channel, or if our channel partners fail to perform, our business, financial position and results of operations could be adversely affected.
U.S. federal, state and local government sales are subject to a number of challenges and risks that may adversely impact our business.
Sales to U.S. federal, state, and local governmental agencies have in the past accounted for, and may in the future account for, a significant portion of our revenue. Sales to such government entities are subject to the following risks:
•
selling to governmental agencies can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale;

•
government certification requirements applicable to our products may change and in doing so restrict our ability to sell into the U.S. federal government sector until we have attained the revised certification;

•
government demand and payment for our products and services may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products and services;

•
we sell our software to governmental agencies through our indirect channel partners, and these agencies may have statutory, contractual or other legal rights to terminate contracts with our distributors and resellers for convenience or due to a default, and any such termination may adversely impact our future results of operations; and

•
governments routinely investigate and audit government contractors' administrative processes, and any unfavorable audit could result in the government refusing to continue buying our platform, which would adversely impact our revenue and results of operations, or institute fines or civil or criminal liability if the audit uncovers improper or illegal activities.

Our failure to adequately protect personal information could have a material adverse effect on our business.
A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. Our failure to comply with applicable laws and regulations, or to protect such data, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have a material adverse effect on our operations, financial performance and business. Evolving and changing definitions of personal data and personal information within the European Union, the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data and other information, may limit or inhibit our ability to operate or expand our business, including limiting technology alliance partners that may involve the sharing of data. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our products by current and future customers.

If the general level of DDOS and advanced cyber-attacks declines, or is perceived by our current or potential customers to have declined, our business could be harmed.
Our business is substantially dependent on enterprises and governments recognizing that DDOS and advanced cyber-attacks are pervasive and are not effectively prevented by legacy security solutions. High visibility attacks on prominent enterprises and governments have increased market awareness of the problem of DDOS and advanced cyber-attacks and help to provide an impetus for enterprises and governments to devote resources to protecting against DDOS and advanced cyber-attacks, such as testing our platform, purchasing it, and broadly deploying it within their organizations. If DDOS and advanced cyber-attacks were to decline, or enterprises or governments perceived that the general level of DDOS and advanced cyber-attacks have declined, our ability to attract new customers and expand our offerings within existing customers could be materially and adversely affected. A reduction in the threat landscape could increase our sales cycles and harm our business, results of operations and financial condition.
We are exposed to the credit risk of some of our distributors and resellers and to credit exposure in weakened markets, which could result in material losses.
Most of our sales are on an open credit basis. Although we have programs in place that are designed to monitor and mitigate these risks, we cannot assure you these programs will be effective in reducing our credit risks, especially as we expand our business internationally. If we are unable to adequately control these risks, our business, results of operations and financial condition could be harmed.
We may acquire other businesses, which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our results of operations.
As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies. However, we have not made any large acquisitions to date, and as a result, our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner is unproven. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our customers, analysts and investors. In addition, if we are unsuccessful at integrating such acquisitions or the technologies associated with such acquisitions, our revenue and results of operations could be adversely affected. Any integration process may require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could adversely affect our financial condition or the value of our common stock. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations.
Our failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products could reduce our ability to compete and could harm our business.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new products and enhancements to our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests and the per share value of our common stock could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of common stock, and we may be required to accept terms that restrict our ability to incur additional indebtedness. We may also be required to take other actions that would otherwise be in the interests of the debt holders and force us to maintain specified liquidity or other ratios, any of which could harm our business, results of operations, and financial condition. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•	develop or enhance our products and subscriptions;
•	continue to expand our sales and marketing and research and development organizations;
•	acquire complementary technologies, products or businesses;
•	expand operations, in the United States or internationally;
•	hire, train and retain employees; or
•	respond to competitive pressures or unanticipated working capital requirements.

Our failure to do any of these things could harm our business, financial condition and results of operations.
If our products do not effectively interoperate with our customers' IT infrastructure, installations could be delayed or cancelled, which would harm our business.
Our products must effectively interoperate with our customers' existing or future IT infrastructure, which often has different specifications, utilizes multiple protocol standards, deploys products from multiple vendors, and contains multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems. If we find errors in the existing software or defects in the hardware used in our customers' infrastructure or problematic network configurations or settings, we may have to modify our software or hardware so that our products will interoperate with our customers' infrastructure. In such cases, our products may be unable to provide significant performance improvements for applications deployed in our customers' infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition. In addition, government and other customers may require our products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or may otherwise be at a competitive disadvantage, either of which would harm our business, results of operations, and financial condition.
Failure to comply with governmental laws and regulations could harm our business.
Our business is subject to regulation by various U.S. federal, state, local and foreign governments. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management's attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, results of operations and financial condition.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.
In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-change net operating losses, or NOLs, to offset future taxable income. Our existing NOLs may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change, our ability to utilize NOLs could be further limited by Section 382 of the Code. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Section 382 of the Code. Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. For these reasons, we may not be able to utilize a material portion of our NOLs, even if we attain profitability.
Risks Related to the Securities Markets and Ownership of Our Common Stock
The price of our common stock may be volatile, and the value of your investment could decline.
Technology stocks have historically experienced high levels of volatility. The trading price of our common stock following the Reorganization may fluctuate substantially, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock. Factors that could cause fluctuations in the trading price of our common stock include the following:
•	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;
•	changes in how customers perceive the effectiveness of our platform in protecting against advanced cyber-attacks or other reputational harm;
•	price and volume fluctuations in the overall stock market from time to time;
•	significant volatility in the market price and trading volume of technology companies in general and of companies in the IT security industry in particular;
•	fluctuations in the trading volume of our shares or the size of our public float;
•	actual or anticipated changes or fluctuations in our results of operations;
•	whether our results of operations meet the expectations of securities analysts or investors;
•	actual or anticipated changes in the expectations of investors or securities analysts;
•	litigation involving us, our industry, or both;
•	regulatory developments in the United States, foreign countries or both;
•	general economic conditions and trends;
•	major catastrophic events;
•	sales of large blocks of our common stock; or
•	departures of key personnel.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. If our stock price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management's attention and resources from our business. This could have a material adverse effect on our business, results of operations and financial condition.

Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain and may dilute your voting power and your ownership interest in us.
We may issue our shares of common stock or securities convertible into our common stock from time to time in connection with a financing, acquisition or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.
Our securities are illiquid meaning that you may not be able to sell your securities when you wish or for a price you like.   Although the Registrant is a publicly traded company, the current market for its securities is limited and relatively illiquid.   Therefore, you may incur higher trading costs in the form of wider than typical bid-ask spreads and may have difficulty selling a large block of shares in a short period of time.
Our common stock is currently considered a "penny" stock and therefore is subject to limitations on trading.   Stocks that trade below $5.00 per share and are not listed on a major national securities exchange such as the NYSE or NASDAQ, are subject to restrictions on how broker-dealers may handle such stocks including limitations on solicitation and more onerous record-keeping requirements.   As a result, penny stocks tend to have less trading volume and liquidity than stocks which are not subject to penny stock rules.We do not intend to pay dividends for the foreseeable future.
We have never declared or paid any dividends on our common stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.
We are an "emerging growth company," and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.
For so long as we remain an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not "emerging growth companies," including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the first fiscal year in which our annual gross revenue is $1 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a "large accelerated filer" as defined in the Exchange Act. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.
We are obligated to implement and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.
We are required, pursuant to the Exchange Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment needs to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.

We are currently evaluating our internal controls, identifying and remediating deficiencies in those internal controls and documenting the results of our evaluation, testing and remediation. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting that we are unable to remediate before the end of the same fiscal year in which the material weakness is identified, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors, when required, are unable to attest to management's report on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.
As a public company, we will be required to disclose material changes made in our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an "emerging growth company" as defined in the JOBS Act, if we take advantage of the exemptions contained in the JOBS Act. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff
If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.
The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
There may be other risks which the Company has not identified which could negatively affect the value of your investment in the Company.    While we believe that the risks identified herein are the major risks we face, there are likely other risks which could occur and negatively affect the value of your investment in the company.   Therefore, you should only purchase our securities if you are able to afford to lose part or all of the value of your investment.
Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters
As of February 22, 2017, our officers, directors and principal stockholders were deemed to the beneficial owners of over 80% of our issued and outstanding shares of Common Stock, including Series A Preferred Stock on an "as converted" basis.  As a result, such persons will able to determine the outcome of any actions taken by us that require stockholder approval.  For example, they will be able to elect all of our directors and control the policies and practices of the Registrant.
Following the effectiveness of the change in our management, we will continue to have only three directors and two of them will not be independent directors, which means our board of directors may be influenced by the concerns, issues or objectives of management to a greater extent than would occur with a number of independent directors
Following the effectiveness of the change in our management, we will continue to have only three directors and two of them will not be independent directors.  As a result, our board of directors may be influenced by the concerns, issues or objectives of management to a greater extent than would occur with independent board members. In addition, we do not have the benefit of having persons independent of management review, comment and direct our corporate strategies and objectives and oversee our reporting processes, our disclosure controls and procedures and our internal control over financial reporting.
We have the ability to issue additional shares of common stock and to issue shares of preferred stock without stockholder approval
The Registrant is authorized to issue up to 100,000,000 shares of Common Stock, 21,790,681 of which have been issued and are outstanding.  The Registrant is also authorized to issue up to 5,000,000 shares of Preferred Stock, 3,833,791 of which have been issued and are outstanding, and all of which have been designated as Series A Preferred Stock.  To the extent of such authorization, the officers of the Registrant have the ability, without seeking stockholder approval, to issue additional shares of Common Stock in the future for such consideration as they believe to be sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Registrant's current stockholders.

The shares of common stock available for sale in the future could adversely affect the market price for the Registrant's common stock.
Of the 21,790,681 shares of Common Stock outstanding, approximately 5,466,000 shares are freely tradable if held by non-affiliates or eligible for resale under Rule 144 promulgated under the Securities Act of 1933, as amended, if held by affiliates.  Sales of substantial amounts of this Common Stock in the public market could adversely affect the market price for the Registrant's common stock.  The approximately 16,325,000 remaining shares will become available for sale under Rule 144 around August, 2017 if held by non-affiliates, and the availability of those shares for sale could also adversely affect the market price for the Registrant's Common Stock.  In addition, the Registrant's outstanding shares of Series A Preferred Stock are convertible into shares of the Registrant's Common Stock at the rate of 10 shares of Common Stock for each one share of Series A Preferred Stock.  If the Series A Preferred Stock is converted and the shares are placed for sale, such sales could adversely affect the market price for the Registrant's Common Stock.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should read the following discussion in conjunction with our financial statements, which are included elsewhere in this prospectus.  The following information contains forward-looking statements.

The following discussion should be read in conjunction with the financial statements of BlackRidge Technology, Holdings, Inc. and the previously filed financial statements of the Registrant, including the notes thereto, appearing elsewhere in this report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future. All references to currency in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" section are to U.S. dollars, unless otherwise noted. Results of Operations for the Years Ended December 31, 2015 and 2014, and for the Three and Nine months ended September 30, 2016 and 2015 have been included as exhibits for this purpose. We have recently changed our business plan with the change in control of the Company.
Reorganization

As previously reported in the current report on Form 8-K filed with the SEC on September 7, 2016, and as discussed in Note 7 to the Condensed Consolidated Financial Statements, on September 6, 2016, Grote Molen and a newly-formed, wholly-owned subsidiary, Grote Merger Co. ("Merger Corp."), and Blackridge Technology Holdings, Inc., a Delaware corporation ("Blackridge"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which generally provides for Grote Molen's acquisition of Blackridge in exchange for a controlling number of shares of Grote Molen's preferred and common stock pursuant to the merger (the "Merger") of Merger Corp. with and into Blackridge, with Blackridge continuing as the surviving corporation.

Grote Molen

Sales

Our business is not seasonal; however, our quarterly sales, including sales to related parties, may fluctuate materially from period to period.  At times, we derive a significant portion of our revenues from sales to related parties.  Each of our two principal stockholders owns a company that may be a significant customer.  Our sales were comprised of the following

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Sales	$223,369	$382,021	$681,424	$964,214
Sales – related parties	17,330	34,615	33,910	60,661

Total sales	$240,699	$416,636	$715,334	$1,024,875

Sales to related parties totaled approximately 7% and 8% of total sales for the three months ended September 30, 2016 and 2015, and approximately 5% and 6% of total sales for the nine months ended September 30, 2016 and 2015, respectively.

Our total sales decreased $175,937, or approximately 42%, during the three months ended September 30, 2016 compared to the three months ended September 30, 2015.  Our total sales decreased $309,541, or approximately 30%, during the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015.  While we experienced an increase in sales in 2015 attributable to the successful introduction of our new WonderMix kitchen mixer, we believe year-to-date sales in 2016 were negatively impacted by a continuing overall slow-down in the preparedness market and a prolonged slow economic recovery in the United States.

Cost of Sales

Total cost of sales for the three months ended September 30, 2016 was $199,806, compared to $319,426 for the three months ended September 30, 2015, a decrease of $119,620, or approximately 37%.  Total cost of sales for the nine months ended September 30, 2016 was $537,680, compared to $750,519 for the nine months ended September 30, 2015, a decrease of $212,839, or approximately 28%. Our cost of sales consists of the purchase price of our products incurred to our suppliers plus inbound shipping costs.  We do not manufacture our own products.  Our costs to purchase products for resale remained relatively constant during the first nine months of 2016.  Therefore, the decrease in our cost of sales during the three and nine months ended September 30, 2016 compared to the three and nine months ended September 30, 2015 was primarily attributed to the decrease in sales volume.  Included in cost of sales were costs of related party sales of $13,685 and $26,539 for the three months ended September 30, 2016 and 2015, and $25,488 and $44,422 for the nine months ended September 30, 2016 and 2015, respectively.  Total cost of sales as a percentage of total sales was approximately 83% and 77% for the three months ended September 30, 2016 and 2015, and approximately 75% and 73% for the nine months ended September 30, 2016 and 2015, respectively.

Cost of sales as a percentage of sales may fluctuate from period to period, based on the mix of products sold during a particular period and pricing arrangements with our suppliers.  In addition, we purchase substantially all inventories from two foreign suppliers, and have been dependent on those suppliers for substantially all inventory purchases since we commenced operations.  International manufacturing is subject to factors that can have a material impact on our costs of sales, including: availability of labor at costs consistent with historical levels; changes in labor or other laws; instability of social, political and economic factors; freight costs, including domestic and international customs and tariffs; unexpected changes in regulatory environments; costs and availability of manufacturing materials; and other factors.

Selling, General and Administrative Expenses
Our selling, general and administrative expenses were $1,383,764 for the three months ended September 30, 2016, compared to $1,023,586 for the three months ended September 30, 2015, an increase of $336,502, or approximately 33%.  Our selling, general and administrative expenses were $3,621,529 for the nine months ended September 30, 2016, compared to $3,129,487 for the nine months ended September 30, 2015, an increase of $492,042, or approximately 16%.  The increase in selling, general and administrative expenses in the current year is primarily attributable to increases in professional fees incurred with the proposed reorganization and Unit offering and increases salaries and wages.
Pursuant to an agreement effective in February 2011, we pay a monthly management fee to a company owned by one of the major stockholders of the Company to manage our day-to-day business activities and to provide business space.  Historically we have paid monthly management fees in varying amounts to this related party pursuant to prior agreements.  The agreement is on a month-to-month basis and can be cancelled at any time by the vote of management.  The agreement was amended and restated on October 31, 2014 to increase the monthly fee to $12,500 effective November 1, 2014.  Also included in management fees are monthly payments of $150 to another major stockholder of the Company for expense reimbursement.  Included in selling, general and administrative expenses were management fees to related parties totaling $37,950 for each of the three-month periods ended September 30, 2016 and 2015 and $113,850 for each of the nine-month periods ended September 30, 2016 and 2015.
BlackRidge
Sales

Our business is not seasonal; however, our quarterly sales may fluctuate materially from period to period.  Our sales were comprised of the following

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Sales	$26,550	$137,348	$84,128	$159,668

Our total sales decreased $110,798, or approximately 81%, during the three months ended September 30, 2016 compared to the three months ended September 30, 2015.  Our total sales decreased $75,540, or approximately 47%, during the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015.  Theses decreases can be attributed to the development of our new technologies and readying them for market.  We anticipate that our new technologies will drive increased sales in 2017.
Cost of Sales
Total cost of sales for the three months ended September 30, 2016 was $0, compared to $54,057 for the three months ended September 30, 2015.  Total cost of sales for the nine months ended September 30, 2016 was $0, compared to $57,485 for the nine months ended September 30, 2015. Our cost of sales consists of the purchase price of our hardware plus inbound shipping costs.  We do not manufacture our own hardware.  The decrease in our cost of sales during the three and nine months ended September 30, 2016 compared to the three and nine months ended September 30, 2015 was primarily attributed to the decrease in sales that included hardware components.

Cost of sales as a percentage of sales may fluctuate from period to period, based on the mix of products and services sold during a particular period and pricing arrangements with our suppliers.

Financials
Please refer to financial statements included as item 9.01 to this filing for full discussion and disclosure.
Liquidity and Capital Resources
Please refer to financial statements included as item 9.01 to this filing for full discussion and disclosure.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.
Inflation
The effect of inflation on our revenues and operating results has not been significant.
Critical Accounting Policies
Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 1 of the notes to our financial statements for the years ended December 31, 2015 and 2014.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

PROPERTIES
Our corporate headquarters are located at 10615 Professional Circle, Suite 201, Reno, NV 89521, phone 1-855-807-8776. This office consists of approximately 6,818 square feet of office and laboratory space and is leased from a third party pursuant to a 64 month lease expiring during April 2020, which provides for rent at the rate of  $15,000.00 per month plus reimbursement of the landlord's costs for property taxes, insurance and common area maintenance,  subject to increase on an annual basis.
We also lease an engineering office at the Marist College Hancock Center, 3399 North Road, Poughkeepsie, NY 12601.  This office consists of 200 square feet of office space and is leased from a third party pursuant to a twelve-month operating lease that renews annually.  The rent for the facility is a flat monthly amount of $400 and the lease is renewable annually at the option of BlackRidge.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of February 22, 2017, the number of shares of the Registrant's  Common Stock, par value $0.001, owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant's Common Stock and by each of the Registrant's officers and directors, and by all officers and directors as a group, after giving effect to the Reorganization and the changes in management effected and to be effected pursuant thereto.  On February 22, 2017, there were 21,790,681 shares of the Registrant's Common Stock and 3,783,791 shares of its Series A Preferred Stock issued and outstanding.  Each share of Series A Preferred Stock is convertible into ten shares of Common Stock.  To the best knowledge of the Registrant, each person named below has sole voting and investment power, subject to community property laws where applicable, with respect to the shares shown unless otherwise indicated.
In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 22, 2017 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of the Registrant.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Amount of Number of Share Equivalents(2)		Total Beneficial Ownership	Percentage of Class
Principal Stockholders
Mag Ventures, LLC(14) 3 Fawn Hill Rd Burlington, CT 06013	200,000	4,213,730	(3)	4,413,730	16.97%
AltEnergy Cyber, LLC(15) 137 Rowayton Ave Norwalk, CT 06853	-	8,941,316	(4)	8,941,316	29.09%
Franklin S. Tuck 29 Tulip Tree Ln Darien, CT 06820	-	2,997,016	(5)	2,997,016	12.09%
Robert Zahm 7 Ridgewood Dr Rye, NY 10580	-	4,855,531	(6)	4,855,531	18.22%
John Snyder 10 Stone Fence Rd Bernardsville, NJ 07924	-	1,443,156	(7)	1,443,156	6.21%
Growth Ventures, Inc.(16) 14 Red Tail Dr Highlands Ranch, CO 80126	750,000	750,000	(8)	1,500,000	6.65%
Dr. Rao Kothapalli 2501 Jimmie Johnson Blvd #500 Port Arthur, TX 77640	500,000	980,383	(9)	1,480,393	6.50%
Hugh B. Underwood 19853 Park Dr Saratoga, CA 95070	366,670	1,478,006	(10)	1,844,676	7.93%

Officers and Directors(17)
John Hayes	6,492,586	2,322,970	(11)	8,815,556	36.56%
Robert Graham	3,540,000	1,597,947	(12)	5,137,947	21.97%
Robert Lentz	100,000	142,740	(13)	242,740	* %
John Bluher	-	-		-	* %
All Officers and Directors As Group (4 Persons)	10,132,586	4,063,657		14,196,243	54.91%

(1)	The address for each named executive officer and director is the same address as the Registrant
(2)	Represents number of commons shares issuable upon exercise of warrants, options, and conversion of preferred stock
(3)	Represents 3,154,710 shares of common stock issuable upon conversion of 315,471 shares of preferred stock and 1,059,020 shares of common stock issuable upon exercise of warrants
(4)	Represents 4,026,012 shares of common stock issuable upon conversion of 402,601 shares of preferred stock and 4,915,304 shares of common stock issuable upon exercise of warrants
(5)	Represents 2,877,016 shares of common stock issuable upon conversion of 287,702 shares of preferred stock and 120,000 shares of common stock issuable upon exercise of warrants
(6)	Represents shares of common stock issuable upon conversion of 485,553 shares of preferred stock
(7)	Represents shares of common stock issuable upon conversion of 144,316 shares of preferred stock
(8)	Represents 750,000 shares of common stock issuable upon exercise of warrants
(9) (10)
Represents shares of common stock issuable upon conversion of 98,039 shares of preferred stock
Represents 1,111,336 shares of common stock issuable upon conversion of 111,134 shares of preferred stock and 366,670 shares of common stock issuable upon exercise of warrants

(11)
Represents 417,647 shares of common stock issuable upon conversion of 41,765 shares of preferred stock, 1,105,323 shares of common stock issuable upon exercise of warrants and 800,000 shares of common stock issuable upon exercise of options

(12)	Represents 637,947 shares of common stock issuable upon conversion of 63,795 shares of preferred stock, and 960,000 shares of common stock issuable upon exercise of options
(13)	Represents common stock issuable upon exercise of options
(14)	Thomas Bruderman is the Managing Member of Mag Ventures, LLC
(15)	Russ Stidolph is the Managing Member of AltEnergy Cyber, LLC
(16)	Gary McAdam is the Trustee of Growth Venture, Inc
(17)	Directors' totals do not include holdings of John Hofman as he has tendered his resignation pending ten days following the filing of this 14f-1 Information Statement

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Set forth below are the names of the Registrant's directors and named executive officers, their business experience during the last five (5) years, their ages and all positions and offices that they held with the Registrant on the Closing Date.

Name	Age	Titles
Directors and Officers(1)
Robert Graham	67	Chairman, Chief Executive Officer, and President
John Bluher	58	Chief Financial Officer, Treasurer and Secretary
John Hayes	49	Chief Technology Officer and Director (commencing on the 10th day following the Information Filing Date)
Robert Lentz	55	Director
John Hofman	56	Director (until the 10th day following the Information Filing Date)
(1)  The current directors of the Registrant are John Hofman and Robert Graham.  Robert Graham was appointed as a director at the time of the Reorganization.  Mr. Hofman has resigned from the board of directors effective following the Registrant's compliance with Rule 14f-1 promulgated under the Exchange Act, which is expected to be on or about March 6, 2017.  At that time, the appointment of John Hayes and Robert Lentz to the board of directors will become effective.
Certain biographical information with respect to the Registrant's executive officers and directors and certain significant employees is set forth below.
Robert Graham is a co-founder of BlackRidge and has served as its Chairman and CEO since its inception. Mr. Graham is a seasoned executive with broad business and entrepreneurial experience in the technology and services industry, from Fortune 500 firms to start-ups. He has an extensive background in venture capital, engineering, marketing, sales, and operations, along with living and working in non-English speaking environments, including Asia, Europe, and the Americas. Mr. Graham also worked as a technology analyst on the subjects of storage, networking, servers, and services.
John Hayes is a co-founder of BlackRidge and has served as its Chief Technology Officer since its inception. Mr. Hayes is a technology entrepreneur who specializes in cyber security, networking, I/O interface design, storage architecture, and communications protocols. He has a proven track record of bringing concepts to market and is able to clearly communicate complex ideas to diverse audiences. Mr. Hayes is skilled at finding creative solutions for technology and business challenges.
John Bluher is the Chief Financial Officer, Treasurer, and Secretary of BlackRidge. Mr. Bluher an attorney and specialist in financial management and operating growing early stage companies. He specializes in capital management, capitalization, structuring mergers and acquisitions, and valuations of public and private companies. Mr. Bluher has significant operating experience managing finance and budgeting.. He has 20 years of experience working or managing multiple departments in public companies and corporate governance. His experience also includes negotiating transactions and purchases, sales of assets and properties, managing financials, creating value for growth companies and implementing corporate governance plans.
Robert Lentz is a Director of BlackRidge and currently the President and CEO of Cyber Security Strategies. Mr. Lentz was the first Deputy Assistant Secretary of Defense for cyber and identity security, in which from November 2007 to October 2009, he led the DoD's transformation to Network Centric Operations including the establishment of US Cyber Command. Since November 2000, he served as the CISO for the Secretary of Defense overseeing global security post 9-11. He previously worked at the NSA from 1975 to 2000, where he served in the first National Computer Security Center and as Chief of Network Security. Mr. Lentz serves on the board of directors of multiple high tech companies, advisor to the University of Maryland University College and on the nominating committee to the Cyber Hall of Fame. Robert holds a BA from St. Mary's College and an MS in national strategy from National Defense University, and attended Harvard Business School.
John Hofman is the founder of the Company and has served as its president, secretary, treasurer and a director since its inception in March 2004. From 1987 to the present, Mr. Hofman has owned and operated Big John's Store LLC, a retail store in Pocatello, Idaho specializing in retailing grain mills, small kitchen appliances, and other healthy living products.  Big John's Store LLC also operates a web-based business which markets the same healthy living products.  Mr. Hofman also owns and operates Big John's Mini-Storage LLC, a self-storage business with over 400 units.  During the past twenty years, Mr. Hofman has served on the board of directors of Creative Technologies LLC and Distribution Direct LLC.  Mr. Hofman spends approximately 75% of his available business time (thirty hours per week) working for Grote Molen, Inc.  Mr. Hofman graduated from Idaho State University in 1987 with a B.S. degree in Economics.
Our directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Registrant.
Mr. Graham's knowledge regarding the business of BlackRidge and the implementation of its business plan, provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management's perspective of the business.
Mr. Hayes' technology guidance as the key inventor of the technology of BlackRidge and a cyber security industry expert is critical to guiding the board on the company's product development and technology roadmap investments.
Mr. Lentz's experience as a pioneer in cyber security with the DoD and his experience in serving on as a directors of multiple high tech security companies such as FireEye and LogRhythm brings an invaluable perspective to BlackRidge and the board.
Term of Office
The term of office of each director is one year and until his successor is elected at the Registrant's annual stockholders' meeting and is qualified, subject to removal by the stockholders.  The term of office for each officer is for one year and until his or her successor is elected at the annual meeting of the board of directors and is qualified, subject to removal by the board of directors.  Each of the Registrant's officers and directors has served in the offices indicated in the above table since February 22, 2017, except that John Hofman has served as a director since 2004, and the appointments of John Hayes and Robert Lentz as directors of the Registrant will not become effective until ten days following the filing of the 14f-1 Information Statement.
Family Relationships
There are no family relationships among our directors, executive officers or persons nominated or chosen to become directors or executive officers.
Director Meetings and Stockholder Meeting Attendance
The Board of Directors held no formal meetings during 2016 and the directors took action by written consents in lieu of meetings.  The Registrant's policy is to encourage, but not require, members of the Board of Directors to attend annual stockholder meetings. The Registrant did not hold an annual stockholders' meeting during 2016.
Board of Directors
Following the effectiveness of the director appointments that will occur ten days following the filing of the 14f-1 Information Statement, our board of directors will consist of three persons, Robert Graham, John Hayes and Robert Lentz.  Messrs. Graham and Hayes are not "independent" within the meaning of Rule 5605(a)(2) of the NASDAQ Marketplace because they are officers and employees of the Registrant.  Mr. Lentz is considered independent.
Our board of directors has not appointed any standing committees, there is no separately designated audit committee and the entire board of directors acts as our audit committee.  The board of directors does not have an independent "financial expert" because it does not believe the scope of the Registrant's activities to date has justified the expenses involved in obtaining such a financial expert.  In addition, our securities are not listed on a national exchange and we are not subject to the special corporate governance requirements of any such exchange.
The Registrant does not have a compensation committee and the entire board participates in the consideration of executive officer and director compensation.  The Registrant's president and chief technical officer are also members of the Registrant's board of directors and they participate in determining the amount and form of executive and director compensation.  To date, the Registrant has not engaged independent compensation consultants to determine or recommend the amount or form of executive or director compensation.

The Registrant does not have a standing nominating committee and the Registrant's entire board of directors performs the functions that would customarily be performed by a nominating committee.  The board of directors does not believe a separate nominating committee is required at this time due to the limited size of the Registrant's business operations and the limited resources of the Registrant which do not permit it to compensate its directors.  The board of directors has not established policies with regard to the consideration of director candidates recommended by security holders or the minimum qualifications of such candidates.
It is anticipated that the board of directors will appoint standing audit, nominating and corporate governance and compensation committees during the first quarter of 2017.
Code of Ethics
The Registrant has not previously adopted a Code of Ethics due to the small number of officers and employees and the size of the Registrant's operations.  It is anticipated that during the [first two quarters of 2017], the new board of directors will adopt a Code of Ethics that applies to all of the Registrant's directors and executive officers serving in any capacity, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC.  Officers, directors, and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements were timely met during the Registrant's 2016 fiscal year.
Director Compensation
Our directors do not currently receive any compensation for serving in their capacities as directors and we have not compensated our directors for service in such capacity in the past.
Conflicts of Interest
Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.
In general, officers and directors of a corporation are required to present business opportunities to the corporation if:
•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation's line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Changes in Control
As of February 22, 2017, there are no existing arrangements that may result in a change in control of our Company.
LEGAL PROCEEDINGS
The Company is the defendant in a case filed in December 2016 in Connecticut Superior Court in the Judicial District of Stamford/Norwalk entitled AltEnergy Cyber, LLC v. Blackridge Technology Holdings, Inc. et al.  The Company has reviewed the claim and retained counsel to respond.  The complaint alleged that (i) the company improperly extended the maturity date of the Plaintiff's convertible note in the amount of $1,500,000 and (ii) improperly converted the loan into the Company's stock. The Complaint alleges that the Company is liable to the Plaintiff for the $4,500,000 plus interest.  The Company believes this claim to be without merit, and intends to vigorously defend itself against it.

Except for the foregoing, the Registrant is not a party to any material legal proceedings, and to our knowledge, no such legal proceedings have been threatened against us.

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:
•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive, been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act(15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in "Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.
Director Independence
The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director's business and other relationships with the Company, its affiliates and senior management.
Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

EXECUTIVE COMPENSATION
Historical Grote Molen Compensation
The Registrant did not pay its officers any salary during 2015.  During 2014, the Registrant paid each of its officers a salary of $600.  However, the Registrant pays a management fee to Big John's Store LLC, a company owned by John B. Hofman, for the provision of management services and office and warehouse space, which payments totaled $150,000 and $132,000 during our 2015 and 2014 fiscal years.  The Registrant also pays Bruce Crane $150 per month for expense reimbursement.  In August 2009, the Registrant also began paying the premiums for such persons' medical and dental insurance, which amounted to $16,045 for Mr. Hofman and $0 for Mr. Crane during the 2015 fiscal year and $17,455 for Mr. Hofman and $6,873 for Mr. Crane during the 2014 fiscal year.  In 2015 and 2014, the Registrant also made contributions to the Health Savings Account of Mr. Hofman in the amount of $8,650 and $6,550, respectively, which were the maximum contributions permitted for such years.
Historical BlackRidge Compensation
Name and principal position	Year	Salary		Bonus	Equity Compensation (1,3,4)	All other compensation		Total
Robert Graham, CEO and President	2016	$225,000		-	-	-		$225,000
	2015	225,000		-	-	-		$225,000
	2014	200,000	(1)	-	-	-		$200,000
John Hayes, CTO	2016	$180,000	(2)	-	-	-		180,000
	2015	$180,000	(2)	-	-	-		-
	2014	$180,000	(3)	-	-	-		-
John Bluher, CFO	2016	$13,867		-	-	$108,000	(4)	$121.867
	2015	-		-	-	-		-
	2014	-		-	-	-		-

(1)	$169,927 of Mr. Graham's 2014 salary has been deferred as of this filing
(2)	$146,720 of Mr. Hayes' 2016 and 2015 salary has been deferred as of this filing
(3)	$146,927 of Mr. Hayes' 2014 salary has been deferred as of this filing
(4)	Represents 1099 payments to Mr. Bluher of which $12,000 have been deferred

Additional Compensation
Neither Grote Molen, Inc. nor BlackRidge Technology Holdings, Inc. has any stock option, retirement, pension or profit-sharing programs for the benefit of its directors, officers or other employees; however, the Registrant may adopt one or more such programs in the future.
Neither Grote Molen, Inc. nor BlackRidge Technology Holdings, Inc. currently compensates its directors for serving in their capacities as directors but they do reimburse such persons for expenses reasonably incurred by them in connection with the Registrant's business.
Employment Agreements
There are currently no employment agreements or severance agreements between the Registrant and its officers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Grote Molen Related Party Transactions
As of December 31, 2015, we were indebted to Bruce Crane, an officer, director and principal stockholder of the Company, pursuant to a 6.97% promissory note with an aggregate principal balance of $2,943, which matured and was paid in full in February 2016.  As of December 31, 2015, we were also indebted to Mr. Crane in the principal amount of $3,500 pursuant to a demand note bearing interest at 6% per annum and in the aggregate amount of $939 pursuant to non-interest bearing advances with no formal repayment terms.
As of December 31, 2015, we were indebted to John Hofman, an officer, director and principal stockholder of the Company, in the aggregate principal amount of $117,500 pursuant to demand notes bearing interest at 6% to 8% per annum and in the aggregate amount of $8,188 pursuant to non-interest bearing advances with no formal repayment terms.
BrownWick, LLC, our wholly-owned subsidiary, entered into that certain Idaho Management Agreement dated as of February 1, 2011, with Big John's Store LLC, a company owned by John Hofman, our president, director and a principal stockholder, pursuant to which we pay a monthly management fee to Big John's Store LLC to manage our day-to-day business activities and provide us with office and warehouse space.  The agreement is on a month-to-month basis and can be cancelled at any time by the vote of management.  We have historically paid monthly management fees in varying amounts to Big John's Store LLC pursuant to prior agreements approved by our stockholders.  The agreement was amended and restated on October 31, 2014 to increase the monthly fee from $10,700 to $12,500 effective as of November 1, 2014.  The monthly fee will be evaluated on an annual basis to take into account any future increases in Big John's Store's costs of providing the warehouse/office space, however there are no plans to increase the monthly fee at this time.  The total management fees paid to Big John's Store LLC were $150,000 and $132,000 during fiscal years 2015 and 2014, respectively.  The terms of the Idaho Management Agreement are not the result of arm's length negotiations.
BrownWick, LLC also pays Bruce Crane $150 per month for expense reimbursement.
Each of John Hofman and Bruce Crane, our officers, directors and principal stockholders, own retail companies that purchase grain mills and other products from the Company.  Sales to these related parties totaled $81,062 and $68,277 for the years ended December 31, 2015 and 2014, respectively, or approximately 5% of our total sales for each year.  Accounts receivable from these related parties were $6,365 and $8,141 at December 31, 2015 and 2014, respectively.  Sales to these related parties are on the same terms as sales to unrelated third parties.

BlackRidge Related Party Transactions
During the years ended December 31, 2015 and 2014, BlackRidge incurred interest expense on notes to related parties in the aggregate amount of $561,693 and 550,349, respectively
During both years ended December 31, 2015 and 2014, Blackridge incurred professional expenses in the amount of $150,000 pursuant to a consulting contract with a business owned by Jay Wright, the Company's Corporate Counsel and Secretary.  Unpaid amounts due under this contract are included in Jay Wright's payable balances in the chart below.
Accounts payable related party
At December 31, 2015 and 2014, BlackRidge had a balance in related party accounts payable and of $549,236 and 237,669, respectively, which consisted of the following:
Party Name:	Relationship:	Description:	2015	2014
Jay Wright	Corporate Counsel and Secretary	Consulting fees	$227,298	$120,799
John Hayes	Chief Technology Officer	Advance	110,000	-
John Hayes	Chief Technology Officer	Expense reimbursement	193,995	121,279
Robert Graham	Chairman and Chief Executive Officer	Expense reimbursement	17,493	(4,409)
			$549,236	$237,669
Policies and Procedures for Related-Party Transactions
The Company has adopted a policy on related party transactions, upon recommendation of its management.  A "Related Party Transaction" is any transaction directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Under Item 404(a), the Company is required to disclose any transaction occurring since the beginning of the registrant's last fiscal year, or any currently proposed transaction, involving the Company where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. "Related Party Transaction" also includes any material amendment or modification to an existing Related Party Transaction.
Promoters
None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS
The Registrant's common stock is quoted on the OTCQB under the symbol "GROT."
On February 20, 2017, the Company's common stock was quoted on the OTCQB as $0.10 bid with no asked price.  Such quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.  There is no active trading market for the Registrant's stock and there can be no assurance that an active or liquid trading market for the Registrant's stock will develop in the future.
At February 22, 2017, there were 142 holders of record of the Company's common stock and 76 holders of record of the Company's Series A preferred stock, as reported by the Company's transfer agent.  In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.
Dividends
Holders of Common Stock are entitled to receive dividends as may be declared from time to time by the Registrant's Board of Directors. The Registrant has not paid, nor declared, any cash dividends since its inception and it does not intend to declare any such dividends in the foreseeable future. The Registrant's ability to pay cash dividends is subject to limitations imposed by Nevada law.  Payment of future dividends will be within the discretion of the Board of Directors and will depend on, among other factors, retained earnings, capital requirements, and our operating and financial condition.

Holders of Common Equity
As of February 23, 2017, there were 21,790,681 issued and outstanding shares of common stock held by 142 stockholders of record and 3,783,791 issued and outstanding shares of Series A Preferred Stock held by 76 stockholders of record, as reported by the Registrant's transfer agent.  In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.
Securities Authorized for Issuance under Equity Compensation Plans
As of the date of this Report, the Registrant has no compensation plans (including individual compensation arrangements) under which the Registrant's equity securities are authorized for issuance.

DESCRIPTION OF SECURITIES
Common Stock
Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value.

Common Stock.  As of the date of this report we had 21,790,681shares of our common stock issued and outstanding. Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders. Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.
Series A Preferred Stock
All authorized shares of our preferred stock have been designated as "Series A Preferred Stock."   The rights, privileges and preferences of the Series A Preferred Stock are set forth in the Certificate of Designation of Series A Preferred Stock, a copy of which is included as an exhibit to this report.   Set forth below is a summary of what we believe to be the more material provisions of the preferred stock:
Original Issue Price:   $6.00 per share.
Dividend Rate (pay-in-kind):  7%, Cumulation: Cumulative,
Priority: Senior to common,
Participation: After payment of preferential liquidation proceeds, the Series A Preferred does not participate in further liquidation proceeds.
Deemed liquidation: A sale of all or substantially all of the Company's assets or a merger or consolidation of the Company with any other company will be treated as a liquidation of the Company.
Conversion:  The Series A Preferred may be converted at any time, at the option of the holder, into shares of common stock. The conversion rate will initially be 10:1, subject to anti-dilution and other customary adjustments.
Mandatory Conversion: Each share of Series A Preferred will automatically convert into common stock, at the then applicable conversion rate, upon (i) the closing of a firmly underwritten public offering of common stock at a price per share that is at least $10.00 with gross offering proceeds in excess of $40,000,000 (a "Qualified Public Offering"), or (ii) the consent of the holders of at least 75% of the then outstanding shares of the Series A Preferred.

Adjustments. The conversion price of the Series A Preferred will be subject to adjustment, on a broad-based weighted-average basis, if the Company issues additional securities at a price per share less than the then applicable conversion price. There are exceptions specified in the certificate of designation.
Voting: Each share of preferred stock will have the right to a number of votes equal to the number of shares of common stock issuable upon conversion of each such share of preferred stock. The preferred stock will vote with the common stock on all matters except as specifically provided in the certificate of incorporation or as otherwise required by law.
Series A Director: So long as at least 5,000,000 shares of Series A Preferred are outstanding, the holders of Series A Preferred will be entitled to elect one director.
Voting Rights
Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors could elect all the directors if they choose to do so.
Dividend Policy
Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends. Since inception, we have not declared any dividends. We do not intend to issue any cash dividends in the immediate future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.
Options and Warrants
There are currently outstanding warrants entitling the holders to purchase an aggregate of 18,541,579 shares of our Common Stock at an average exercise price of $0.03 per share.
Transfer Agent
Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, Telephone: (801) 272-9294, serves as the transfer agent and registrar for our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant's articles of incorporation provide that to the fullest extent permitted by Nevada law, now or hereafter in force, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.  In addition, Section 78.037 of the Nevada corporation law, Article Fourteenth of our articles of incorporation, and Section VII of our bylaws generally provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.
Item 3.02.  Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 2.01 of this Report which is incorporated herein by reference.

On September 7, 2016, the Registrant sold common stock purchase warrants to an accredited investor in consideration for the conversion/cancellation of its $50,000 promissory note to such investor.  The warrants entitle the investor to purchase up to 5,000,000 shares of the Registrant's common stock at an exercise price of $0.70 per share during the five-year period commencing September 1, 2018.

During the period from November 15, 2016 through February 22, 2017, the Registrant sold a total of 3,049,330 units, each consisting of one share of Common Stock and one five-year warrant to purchase one share of Common Stock at an exercise price of $0.70 per share, for total proceeds of $304,933.

In connection with the Reorganization, on February 22, 2017, the Registrant issued an aggregate of 12,825,681 shares of Common Stock and 3,783,791 shares of Series A Preferred Stock to the stockholders of BlackRidge in exchange for their shares of BlackRidge Common Stock and Preferred Stock pursuant to the Reorganization Agreement.

Each of the stockholders in the foregoing transactions represented that they were accredited investors or sophisticated investors, that they were capable of evaluating the merits and risks of an investment in the Registrant and that they could sustain the risk of loss of their entire investment. The Registrant filed or will file notices on Form D in connection with the private placement of Units and the Reorganization.  No underwriter was involved in the foregoing transaction and the shares were issued by the Registrant directly to the stockholders. The shares were issued without registration under the Securities Act, in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving any public offering and on Rule 506 of Regulation D. The shares were sold without general advertising or solicitation, the stockholders acknowledged that they were acquiring restricted securities that had not been registered under the Securities Act and that were subject to certain restrictions on resale, and the certificates representing the shares were or will be imprinted with the usual and customary restricted stock legend.

Item 5.01.  Change in Control of Registrant

Reference is made to the disclosure made under Item 2.01 of this Report, which is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure made under Item 2.01 of this Report, which is incorporated herein by reference.  For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading "Directors, Executive Officers and Corporate Governance" under Item 2.01 of this Report which disclosure is incorporated herein by reference.

Item 8.01.  Other Events

On February 22, 2017, we issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference, announcing the consummation of the Reorganization.

Item 9.01.  Financial Statements and Exhibits.

The following financial statements are included in this report, immediately following the signature page:

Audited Financial Statements of BlackRidge Technology Holdings, Inc. as of December 31, 2015 and 2014 and for the years then ended.

Unaudited Interim Financial Statements of BlackRidge Technology Holdings, Inc. as of September 30, 2016 and for the nine months then ended.

(b)	Pro forma financial information.

The following pro forma financial information is included in this report, immediately following the signature page:

The Unaudited Pro-forma Condensed Combined Balance Sheets and the Unaudited Pro-forma Condensed Combined Statements of Operations of Grote Molen, Inc. and BlackRidge Technology Holdings, Inc., which gives effect to the acquisition by Grote Molen Corp. of all issued and outstanding shares of capital stock of BlackRidge Technology Holdings, Inc. as if the transaction had occurred as of January 1, 2015.

(c)  Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

2.1	2	Agreement and Plan of Reorganization among Grote Molen, Inc., Grote Merger Co. and BlackRidge Technology Holdings, Inc. dated as of September 6, 2016*	Incorporated by Reference*

2.2	2	Amendment Number 1 to Agreement and Plan of Reorganization among Grote Molen, Inc., Grote Merger Co. and BlackRidge Technology Holdings, Inc. dated as of February 22, 2017	This Filing

2.3	2	Certificate of Merger among Grote Merger Co. and BlackRidge Technology Holdings dated as of February 22, 2017	This Filing

2.4	2	Agreement of Merger among Grote Merger Co. and BlackRidge Technology Holdings and Grote Molen, Inc. dated as of February 22, 2017	This Filing

3.1	3	Articles of Incorporation	Incorporated by Reference**

3.2	3	Certificate of Designation of Series A Preferred Stock dated as of December 21, 2016	This Filing

3.3	3	Certificate of Correction of Series A Preferred Stock dated as of February 15, 2017	This Filing

3.4	3	Bylaws	Incorporated by Reference**

99.1	99	Press Release dated February 23, 2017	This Filing

*  Incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed with the SEC on September 6, 2016.  The exhibits and schedules to the Agreement and Plan of Reorganization are not included in the foregoing exhibit.  The Registrant undertakes to furnish supplementally to the Commission copies of any omitted items on request.
**  Incorporated by reference to Exhibits 3.01 and 3.02 to the Registrant's registration statement on Form 10-12G, filed with the SEC on May 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROTE MOLEN, INC.
Date: February 23, 2017
By: /s/Robert Graham
Name: Robert Graham
Title: President

PRITCHETT, SILER & HARDY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
515 South 400 East
Salt Lake City, UT 84111
_______________
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and shareholders of
Blackridge Technology Holding, Inc.
Reno, NV

We have audited the accompanying consolidated balance sheets of Blackridge Technology Holding, Inc. (the "Company") as of December 31, 2015 and 2014 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2015 and 2014, and the related notes to the consolidated financial statements. Blackridge Technology Holding, Inc.'s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company suffered losses from operations during the years ended December 31, 2015 and 2014, has yet to establish a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy P.C.
Salt Lake City, Utah
February 17, 2017

BLACKRIDGE TECHNOLOGY HOLDING, INC.
Consolidated Balance Sheets

	December 31, 2015	December 31, 2014

ASSETS
Current Assets:
Cash	$3,020	$977,940
Accounts Receivable	50,000	-
Inventory	-	7,117
Prepaid Expenses	91,937	70,834
Total Current assets	144,957	1,055,891

Intangible Assets, net	4,699,983	3,422,980
Total Assets	4,844,940	4,478,871

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts Payable	1,200,189	963,673
Accounts Payable – Related Party	549,236	237,669
Accrued Interest	2,948,354	1,484,459
Accrued Interest – Related Party	861,429	283,933
Wages Payable	9,527,552	7,185,050
Deferred Revenue	27,120	-
Notes Payable, Short Term	89,221	149,221
Convertible Notes, Short Term net of unamortized debt discounts of $10,424 and $121,536, respectively	9,587,521	7,198,409
Convertible Notes, Short Term – Related Party	331,763	230,763
Total Current Liabilities	25,122,385	17,733,177

Contingent Liability	37,500	37,500
Convertible Notes, Long Term – Related Party	3,895,810	3,895,810
Total Liabilities	29,055,695	21,666,487

Stockholders' Deficit
Preferred Stock, Par Value $0.001, 50,000,000 shares authorized; 98,040 issued and outstanding as of December 31, 2015	98	-
Common Stock, Par Value $0.001, 90,000,000 shares authorized; 13,325,681 issued and outstanding as of December 31, 2015 and 2014, respectively	13,326	13,326
Additional Paid-In Capital	3,110,733	3,060,831
Accumulated Deficit	(27,334,912)	(20,261,773)
Total Stockholders' Deficit	(24,210,755)	(17,187,616)
Total Liabilities and Stockholders' Deficit	$4,844,940	$4,478,871

The accompanying notes are an integral part of these consolidated financial statements.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
Consolidated Statements of Operations

	December 31, 2015	December 31, 2014
Revenue	$212,210	$9,750
Cost of Goods Sold	15,134	19,048
Gross Profit	197,076	(9,298)

Operating Expenses
Engineering	151,545	201,818
Sales and Marketing	8,087	13,301
General and Administrative	4,838,206	3,616,442

Total Operating Expenses	4,997,838	3,831,561

Net Operating (Loss)	(4,800,762)	(3,840,859)

Other Income (Expense)
Other Income	4,508	17,266
Interest Income	493	491
Interest Expense	(1,699,882)	(992,791)
Interest Expense – Related Party	(577,496)	(566,007)

Net (loss) from operations	(7,073,139)	(5,381,900)

Income Tax	-	-

Net (loss)	$(7,073,139)	$(5,381,900)

Basic and Diluted Loss Per Share	$(0.53)	$(0.41)

Weighted Average Shares Outstanding – Basic and Diluted	13,325,681	13,325,681

The accompanying notes are an integral part of these consolidated financial statements.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
Consolidated Statements of Changes in Stockholders' Deficit

	Shares Outstanding - Preferred	Preferred Stock	Shares Outstanding - Common	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance as of December 31, 2013	-	$-	13,325,681	$13,326	$3,245,831	$(14,879,873)	$(11,620,716)

Convertible Note Incentive Granted to Investors	-	-	-	-	(185,000)	-	(185,000)
Net (loss)	-	-	-	-	-	(5,381,900)	(5,381,900)

Balance as of December 31, 2014	-	-	13,325,681	13,326	3,060,831	(20,261,773)	(17,187,616)

Issuance of Preferred Stock	98,040	98	-	-	49,902	-	50,000
Net (loss)	-	-	-	-	-	(7,073,139)	(7,073,139)

Balance as of December 31, 2015	98,040	$98	13,325,681	$13,326	$3,110,733	$(27,334,912)	$(24,210,755)

The accompanying notes are an integral part of these consolidated financial statements.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
Consolidated Statements of Cash Flows

	December 31, 2015	December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)	$(7,073,139)	$(5,381,900)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	259,875	184,178
Amortization of Debt Discounts	234,172	182,695
Changes in Assets and Liabilities
Accounts Receivable	(50,000)	-
Inventory	7,117	-
Prepaid Expense	(21,103)	(17,030)
Accounts Payable	236,516	95,390
Accounts Payable – Related Party	311,567	86,485
Accrued Interest	1,463,895	799,004
Accrued Interest – Related Party	577,496	566,007
Deferred Revenue	27,120	-
Contingent Liabilities	-	(14,287)
Wages Payable	898,230	706,293
Net Cash (Used in) Operating Activities	(3,128,254)	(2,793,165)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Intangible Assets	(92,606)	(36,478)
Net Cash (Used in) Investing Activities	(92,606)	(36,478)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Preferred Stock	50,000	-
Proceeds from Issuance of Convertible Notes, Net	2,154,940	3,758,639
Proceeds from Issuance of Convertible Notes – Related Party	101,000	72,000
Principal payments of Convertible Notes	-	(50,000)
Principal payments of Short Term Notes	(60,000)	(8,889)
Net Cash (Used in) Financing Activities	2,245,940	3,771,750

Net (Decrease) Increase in Cash and Cash Equivalents	(974,920)	942,107

Cash and Cash Equivalents, Beginning	977,940	35,833

Cash and Cash Equivalents, Ending	3,020	977,940

NON-CASH INVESTING AND FINANCING ACTIVITIES
Wages Payable included in Capitalized Intangible Assets	$1,444,272	$578,846
Short Term Convertible Notes Incentives	$-	$185,000
Accrued Interest Refinanced to Notes – related party	$-	$1,042,909
Short Term Convertible Notes Refinanced to Short Term Notes	$-	$76,940

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Year For:
Interest	$1,815	$3,611
Income Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER, 31 2015 AND 2014

NOTE 1 ‑ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Blackridge Holdings, Inc. (the "Company") was organized under the laws of the State of Delaware on April 23, 2010. The Company sells identity based network security to protect hybrid cloud and mainframe workloads from cyber-attacks and insider threats.

Principles of Consolidation - The Company and its subsidiaries consist of the following entities, which have been consolidated in the accompanying financial statements:
Blackridge Technology Holding, Inc.
Blackridge Technology, Inc.
Blackridge Technology Government, Inc.

All intercompany balances have been eliminated in consolidation.

Fair Value of Financial Instruments - The Company's financial instruments consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable and convertible debt.  The carrying amount of these financial instruments approximates fair value because of the short-term nature of these items.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Concentrations - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The cash balance at times may exceed federally insured limits. Management believes the financial risk associated with these balances is minimal and has not experienced any losses to date.  At December 31, 2015 and 2014, the Company had cash balances in excess of FDIC insured limits of $0 and $727,666.

Significant customers are those which represent more than 10% of the Company's revenue for each period presented, or the Company's accounts receivable balance as of each respective balance sheet date. For each significant customer, revenue as a percentage of total revenue and accounts receivable as a percentage of total net accounts receivable are as follows:

	Revenue		Accounts Receivable
	Years Ended December 31		December 31
Customers	2015	2014	2015	2014
Customer A	49%	-	-	-
Customer B	42%	-	100%	-
Customer C	-	100%		-

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts - Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms and are recorded at the invoiced amount, net of any allowance for doubtful accounts, and do not typically bear interest. The Company assesses the collectability of the accounts by taking into consideration the aging of accounts receivable, changes in customer credit worthiness, general market and economic conditions, and historical experience. Bad debt expenses are recorded as part of selling, general and administrative expenses in the consolidated statements of operations. The Company writes off the receivable balance against the allowance when management determines a balance is uncollectible. The Company also reviews its customer discounts and an accrual is made for discounts earned but not yet utilized at each period end.  The Company does not believe there to be any question as to the collectability of its receivables as of December 31, 2015 and has, therefore, not created an allowance as of this date.

Inventory - Inventory is valued at the lower of cost or market value. Product-related inventories are primarily maintained using the average cost method.  When market value is determined to be less than cost, the Company records an allowance for obsolescence.  The company's inventory assets at December 31, 2015 and 2014 consisted primarily of hardware appliances valued as follows:

	As of December 31, 2015	As of December 31, 2014
Inventory	345,930	353,047
Less: allowance for obsolescence	(345,930)	(345,930)
	$-	$7,117

Revenue Recognition - Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

The Company may enter into arrangements that can include various combinations of software, services, and hardware. Where elements are delivered over different periods of time, and when allowed under U.S. GAAP, revenue is allocated to the respective elements based on their relative selling prices at the inception of the arrangement, and revenue is recognized as each element is delivered. We use a hierarchy to determine the fair value to be used for allocating revenue to elements: (i) vendor-specific objective evidence of fair value ("VSOE"), (ii) third-party evidence, and (iii) best estimate of selling price ("ESP"). For software elements, we follow the industry specific software guidance which only allows for the use of VSOE in establishing fair value. Generally, VSOE is the price charged when the deliverable is sold separately or the price established by management for a product that is not yet sold if it is probable that the price will not change before introduction into the marketplace. ESPs are established as best estimates of what the selling prices would be if the deliverables were sold regularly on a stand-alone basis. Our process for determining ESPs requires judgment and considers multiple factors that may vary over time depending upon the unique facts and circumstances related to each deliverable.

Any revenue received that does not yet meet the above recognition standards is recorded to unearned revenue, and held as a liability until recognition occurs.

Intangible Assets - Acquired intangible assets are recorded at estimated fair value, net of accumulated amortization. Costs incurred in obtaining certain patents and intellectual property as well as software development expenses, are capitalized and amortized over their related estimated useful lives, using a straight-line basis consistent with the underlying expected future cash flows related to the specific intangible asset. Costs to renew or extend the life of intangible assets are capitalized and amortized over the remaining useful life of the asset. Amortization expenses are included as a component of selling, general and administrative expenses in the consolidated statements of operations.  The Company's continued ability to extend and/or renew the rights associated with these intangible assets may have an impact on future cash flows.

Useful life estimates for the Company's significant intangible asset classes are as follows:

Useful Life
Patent Costs	20 years
Software Licenses	7 years
Software Development Costs	15 years

Impairment of Long-Lived Assets - The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value of assets to be used and fair value less disposal cost for assets to be disposed of) is expected to be less than the carrying value.  Triggering events, which signal further analysis, consist of a significant decrease in the asset's market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued loss associated with assets used to generate revenue.

Earnings (Loss) Per Share - The basic computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with ASC 260, "Earnings Per Share".  The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period.  Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.

Income Taxes - Income taxes are provided in accordance with ASC 740 Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Provision for income taxes consists of federal and state income taxes in the United States. Due to uncertainty as to the realization of benefits from our deferred tax assets, including net operating loss carry-forwards and other tax credits, we have a full valuation allowance reserved against such assets. We expect to maintain this full valuation allowance at least in the near term.

Recently Enacted Accounting Standards - From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date.  If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company's financial statements upon adoption.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the year ended December 31, 2015 the Company incurred a net loss of $7,073,139 and inception to date losses are equal to $27,334,912.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through investment capital.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – INTANGIBLE ASSETS

In accordance with ASC 350-40, ASC 350-50, and ASC 985-20, during the years ended December 31, 2015 and 2014, the Company capitalized $1,536,878 and $615,324, respectively, towards the development of software, intellectual property, and patent expenses.

The Company amortizes these costs over their related useful lives (approximately 7 to 20 years), using a straight-line basis. Fair value is determined through various valuation techniques, including market and income approaches as considered necessary. The Company recorded amortization of $259,875 and $184,178 related to intangible assets during the years ended December 31, 2015 and 2014, respectively.

	As of December 31, 2015	As of December 31, 2014	Amortization Period
Patent costs	397,900	327,668	20 years
Software licenses	58,260	58,260	7 years
Capitalized software development costs	4,868,476	3,401,830	15 years
Less: accumulated depreciation	(624,653)	(364,778)
	$4,699,983	$3,422,980

NOTE 4 – NOTES PAYABLE

At December 31, 2015 and 2014, the Company had outstanding short term debt totaling $89,221 and 149,221, respectively.  These notes bear interest at the rate of 12% annually and have maturity dates ranging from January 1, 2012 through December 31, 2014.  As these notes have exceeded their initial maturity dates, they are subject to the default interest rate of 18% per annum.

The following table summarizes the Company's short term notes payable for the years Ended December 31, 2015 and 2014:

	2015	2014
Beginning Balance	$149,221	$81,170
Notes transferred from convertible notes and accrued interest	-	76,940
Repayments on loans	(60,000)	(8,889)
Ending Balance	$89,221	$149,221

NOTE 5 – CONVERTIBLE NOTES

During years ended December 31, 2015 and 2014, the Company issued convertible debt totaling $2,255,940 and 3,830,639, respectively, and net of discounts, and made repayments of $0 and $50,000, respectively. The outstanding convertible debt as of December 31 includes the following:

	December 31, 2015	December 31, 2014
Conversion Terms
Convertible at the lessor of (a) $0.90 per share of convertible preferred stock or (b) a 25% discount to the terms offered in a future "Series A" investment round. Notes bear interest at the rate of 12% annually and have maturity dates ranging from December 31, 2014 to March 31, 2017. Notes are subject to the default interest rate of 18% per annum after maturity.	$6,712,935	$4,333,935
Convertible at the lessor of (a) $0.90 per share of convertible preferred stock or (b) a 10% discount to the terms offered in a future "Series A" investment round. Notes bear interest at the rate of 12% annually and have a maturity date of October 1, 2017. Notes are subject to the default interest rate of 18% per annum after maturity.	3,712,638	3,712,638
Convertible at the lessor of (a) $1.70 per share of convertible preferred stock or (b) a 25% discount to the terms offered in a future "Series A" investment round. Notes bear interest at the rate of 12% annually and have maturity dates ranging from December 31, 2014 to August 31, 2016. Notes are subject to the default interest rate of 18% per annum after maturity.	800,000	800,000
Convertible at the lessor of (a) $1.70 per share of convertible preferred stock or (b) a 25% discount to the terms offered in a future "Series A Preferred Stock" investment round. Notes bear interest at the rate of 12% annually and have maturity dates ranging from June 30, 2014 to August 31, 2016. Notes are subject to the default interest rate of 18% per annum after maturity.	450,000	450,000
Convertible at the lessor of (a) $1.70 per share of convertible preferred stock or (b) a 25% discount to the terms offered in a future "Series B" investment round. Notes bear interest at the rate of 12% annually and have maturity dates ranging from October 30, 2014 to August 31, 2016. Notes are subject to the default interest rate of 18% per annum after maturity.	922,000	922,000

Convertible at the lessor of (a) $1.70 per share of convertible preferred stock or (b) a 10% discount to the terms offered in a future "Series B" investment round. Notes bear interest at the rate of 12% annually and have maturity dates ranging from March 31, 2015 to April 1, 2015. Notes are subject to the default interest rate of 18% per annum after maturity.	115,000	115,000
Convertible at the lessor of (a) $1,700 per share of convertible preferred stock or (b) a 25% discount to the terms offered in a future "Series B" investment round. Notes bear interest at the rate of 12% annually and have maturity dates ranging from September 30, 2014 to August 31, 2016. Notes are subject to the default interest rate of 18% per annum after maturity.	125,000	125,000
Convertible at the lessor of (a) $1,700 per share of convertible preferred stock or (b) a 10% discount to the terms offered in a future "Series B" investment round. Notes bear interest at the rate of 12% annually and have maturity dates ranging from May 31, 2012 to August 31, 2016. Notes are subject to the default interest rate of 18% per annum after maturity.	937,945	937,945
Convertible at the lessor of (a) $1,700 per share of convertible preferred stock or (b) a 10% discount to the terms offered in a future "Series 2 Preferred Stock" investment round. Notes bear interest at the rate of 12% annually and have a maturity date of December 31, 2012. Notes are subject to the default interest rate of 18% per annum after maturity.	50,000	50,000
	13,825,518	11,466,518
Debt Discount	(10,424)	(121,536)
	$13,815,094	$11,324,982

The debt holders are entitled, at their option, to convert all or part of the principal and accrued interest into shares of the Company's common stock at the conversion prices and terms discussed above. The Company has determined that any embedded conversion options do not possess a beneficial conversion feature, and therefore has not separately accounted for their value.

The following table summarizes the Company's convertible notes payable for the years Ended December 31, 2015 and 2014:

	2015	2014
Beginning Balance	$11,324,982	$6,210,679
Proceeds from issuance of convertible notes, net of issuance discounts	2,255,940	3,830,639
Debt incentives offered on convertible notes	-	185,000
Repayments on convertible notes	-	(50,000)
Accrued interest added to note refinance	-	1,039,438
Transfer of convertible notes to short term notes	-	(73,469)
Amortization of discounts	234,172	182,695
Ending Balance	$13,815,094	$11,324,982
Convertible Notes, Short Term - Related Party	$331,763	$230,763
Convertible Notes, Short Term	$9,587,521	$7,198,409
Convertible Notes, Long Term – Related Party	$3,895,810	$3,895,810

In December 2014, the company offered incentives to several shareholders to further invest in the company through the purchase of convertible notes.  These incentives offered matching funds to new notes written for principal amounts matching the investors' previous stock purchases.  The company issued a total of $185,000 in said incentives which was recorded as a reduction to additional paid in capital.

As of December 31, 2015, Company has several convertible notes currently past their maturity date and, therefore, subject to the default interest rate.  The Company has also extended the maturity date of several convertible notes along with their applicable conversion rights.

Short term convertible notes – related party

On November 1, 2011, the Company's Chief Executive Officer and significant shareholder invested $150,000 via a one year convertible note bearing interest at 12% annually and convertible into 89 shares of convertible preferred stock at the rate of $1,700 per share.  At December 31, 2015 and 2014, the principal under the note is still outstanding and the rate has increased to the default rate of 18%.  At December 31, 2015 and 2014, the Company has accrued interest for this note in the amount of $147,617 and $98,923, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.

On November 1, 2013, the Company's Corporate Counsel and Secretary invested $80,763 via a eighteen month convertible note bearing interest at 12% annually and convertible into 89,736 shares of convertible preferred stock at the rate of $0.90 per share.  At December 31, 2015 and 2014, the Company has accrued interest for this note in the amount of $59,646 and $43,843, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.  The note carries a default rate of 18% for any principal not paid by the maturity date.

On November 30, 2015, the Company's Chief Technology Officer and significant shareholder invested $101,000 via a one year convertible note bearing interest at 12% annually and convertible into 112,223 shares of convertible preferred stock at the rate of $0.90 per share.  At December 31, 2015, the Company has accrued interest for this note in the amount of $1,010, which is included in accrued interest – related party on the Company's consolidated balance sheets. The note carries a default rate of 18% for any principal not paid by the maturity date.

Long term convertible notes – related party

During 2011, 2012, 2013, and 2014 the Company's Chief Technical Officer and significant shareholder of the Company loaned a total of $2,673,200 to the Company.  On October 1, 2014, all prior notes including accrued interest were combined into a single $3,712,637 convertible note bearing interest at 12% annually and convertible into 4,125,154 shares of preferred stock at the rate of $0.90 per share.  At December 31, 2015 and 2014, the Company has accrued interest for this note in the amount of $597,619 and $112,497, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.  The note matures on October 1, 2017 if the officer elects not to convert. The note carries a default rate of 18% for any principal not paid by the maturity date.

On October 31, 2013, the Company agreed to convert balances owed to the Company's Secretary in the amount of $183,172 into a 42 month convertible note bearing interest at 12% annually and convertible into 203,525 shares of convertible preferred stock at the rate of $0.90 per share.  At December 31, 2015 and 2014, the principal under the note is still outstanding, and the Company has accrued interest for this note in the amount of $55,537 and $26,867, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.  The note carries a default rate of 18% for any principal not paid by the maturity date.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases approximately 6,818 square feet of office space under a 64 month operating lease which expires during April 2020. The amounts reflected in the table below are for the aggregate future minimum lease payments under the non-cancelable facility operating leases.  Under lease agreements that contain escalating rent provisions, lease expense is recorded on a straight-line basis over the lease term.

The Company also leases approximately 202 square feet of office space under 12 month operating lease expiring in 2016.  The lease is renewable at the Company's option annually at a flat monthly amount of $400.  The amounts reflected in the table below are for the aggregate future minimum lease payments under the non-cancelable facility operating leases.

Rent expense was $235,166 and $131,248 for the years ended December 31, 2015 and 2014, respectively.

As of December 31, 2015, future minimum lease payments are as follows:

Year Ending December 31,
2016	$170,132
2017	173,071
2018	177,950
2019	183,609
2020	78,612
Total minimum lease payments	$783,344

Restricted Stock Commitments

The Company has committed to settling a significant portion of its current accounts payable and wages payable balances through the future issuance of restricted stock units.  While the terms of these agreements have not yet been formalized with employees and outside contractors, they could have a potentially dilutive effect to current shareholders.

Contingent Liability

On October 15, 2011, the Company entered into an agreement with a consultant by which the consultant's invoices for the previous four months would be accrued as a liability to be paid out upon (a) the Company's successful raising of $10,000,000 in capital funding, or (b) the Company reaching total revenues of $10,000,000.  The Company has a balance due under this agreement of $37,500 at December 31, 2015 and 2014.

Legal Proceedings

On October 14, 2015, Gregory Clarke Chapman ("Plaintiff") instituted a legal action in Virginia against the Company alleging that, among other things, the Company was indebted to the Plaintiff for certain sums of money totaling $816,291, and seeking declaratory judgment with respect to Incentive Stock Options, Warrants, and attorney's fees.  On November 2, 2016, without admitting any wrongdoing, the Company and the Plaintiff agreed to settle this matter by entering into a definitive settlement agreement in which the Company has agreed to (i) pay the Plaintiff the sum of $138,500 as reimbursement of legal fees and consulting income, and (ii) issue a zero-interest bearing note payable to the Plaintiff in the amount of $600,000 to be paid in 36 equal monthly payments beginning January 1, 2017.  So long as payments are made timely per the prescribed schedule, all additional amounts sought by the Plaintiff will be waived.

On October 14, 2015, Timothy F. Kelleher ("Plaintiff") instituted a legal action in Virginia against the Company alleging that, among other things, the Company was indebted to the Plaintiff for certain sums of money totaling $806,674, and seeking declaratory judgment with respect to Incentive Stock Options and attorney's fees.  On November 2, 2016, without admitting any wrongdoing, the Company and the Plaintiff agreed to settle this matter by entering into a definitive settlement agreement in which the Company has agreed to (i) pay the Plaintiff the sum of $173,000 as reimbursement of legal fees and consulting income, and (ii) issue a zero-interest bearing note payable to the Plaintiff in the amount of $600,000 to be paid in 36 equal monthly payments beginning January 1, 2017.  So long as payments are made timely per the prescribed schedule, all additional amounts sought by the Plaintiff will be waived.

On December 2, 2016, AltEnergy Cyber, LLC ("Plaintiff") instituted a legal action in Connecticut against the Company and Robert Zahm.  The complaint alleged that (i) the company improperly extended the maturity date of the Plaintiff's convertible note in the amount of $1,500,000 and (ii) improperly converted the loan into the Company's stock. The Complaint alleges that the Company is liable to the Plaintiff for the $4,500,000 plus interest.  The Company believes this claim to be without merit, and intends to vigorously defend itself against it.

NOTE 7 ‑ RELATED PARTY TRANSACTIONS

During the years ended December 31, 2015 and 2014, the Company incurred interest expense on notes to related parties in the aggregate amount of $561,693 and $550,349, respectively

During both years ended December 31, 2015 and 2014, the Company incurred professional expenses in the amount of $150,000 pursuant to a consulting contract with a business owned by Jay Wright, the Company's Corporate Counsel and Secretary.  Unpaid amounts due under this contract are included in Jay Wright's payable balances in the chart below.
Accounts payable related party

At December 31, 2015 and 2014, the Company had a balance in related party accounts payable and of $549,236 and $237,669, respectively, which consisted of the following:

Party Name:	Relationship:	Nature of transactions:	2015	2014
Jay Wright	Corporate Counsel and Secretary	Consulting fees	$227,298	$120,799
John Hayes	Chief Technology Officer	Advance	110,000	-
John Hayes	Chief Technology Officer	Expense reimbursement	193,995	121,279
Robert Graham	Chairman and Chief Executive Officer	Expense reimbursement	17,493	(4,409)
			$549,236	$237,669

NOTE 8 ‑ STOCKHOLDERS' EQUITY

The Company has authorized 90 million shares of common stock, $0.001 par value, and 50 million shares of preferred stock, $0.001 par value.  The Company has 13,325,681 common shares issued and outstanding as of December 31, 2015 and 2014, and 98,040 preferred shares issued and outstanding as of December 31, 2015.

In December of 2015, the company issued 98,040 shares of preferred stock for gross proceeds of $50,000.  Each share of preferred stock is entitled to preferential liquidation status, one vote per share, and is convertible into one share of common stock at the holder's request.

NOTE 9 ‑ INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due.  Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

At December 31, 2015 and 2014, the Company had net operating loss ("NOL") carry-forwards for federal income purposes approximating $23,895,458 and $17,504,225, respectively. These losses are available for future years and expire through 2035.

The deferred tax asset at December 31, 2015 and 2014 is summarized as follows:

	December 31, 2015	December 31, 2014
Net operating loss carry forwards	$8,124,456	$5,951,436
Inventory obsolescence reserve	117,616	117,616
Accrued wages	436,700	386,815
Accrued interest – convertible debt	607,132	425,291
Depreciation and amortization	3,438	3,316
Other tax adjustments	4,527	4,527
Valuation allowance	(9,293,869)	(6,889,001)
	$-	$-

The Company has taken a 100% valuation allowance against the deferred asset attributable to the NOL carry-forwards and other temporary differences of approximately $9,293,869 and $6,889,001 at December 31, 2015 and 2014, respectively, due to the uncertainty of realizing the future tax benefits.  The increases in valuation allowance for the years ended December 31, 2015 and 2014 of approximately $2,404,868 and $1,829,845, respectively, are primarily attributable to the Company's net operating loss during the years then ended.

The following table displays a reconciliation from the U.S. statutory rate to the effective tax rate and the provision for (benefit from) income taxes for the years ended December 31, 2015 and 2014, respectively:

	2015	2014
Tax (benefit) at the US statutory rate of 34%	$(2,404,868)	$(1,829,846)
Change in valuation allowance	2,404,868	1,829,846
	$-	$-

The Company accounts for income taxes in accordance with ASC 740, "Income Taxes."  This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the years ended December 31, 2015 and 2014, the Company recognized no interest and penalties.  The Company had no accruals for interest and penalties at December 31, 2015 and 2014.

The tax years 2015, 2014, and 2013 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which the Company is subject.

NOTE 10 - SUBSEQUENT EVENTS

We have evaluated all events that occurred after the balance sheet date through the date when our financial statements were issued to determine if they must be reported.  Management has determined that other than as disclosed below, there were no additional reportable subsequent events to be disclosed.

Equity Issuances

On August 23, 2016, the Company closed a fundraising series in which 2,258,826 preferred shares were sold for aggregate gross proceeds of $1,152,000 or $0.51 per share.

Note Conversions

On November 15, 2016, the Company converted notes payable of $9,452,000 and accrued interest of $4,097,831 into an aggregate 29,542,920 shares of the Company's preferred stock.  The company also converted related party notes payable of $230,763 and related party accrued interest of $268,880 into an aggregate 982,728 shares of the Company's preferred stock.

Changes in Management

On August 1, 2016, the Company entered into an employment agreement with John Bluher to serve as Chief Financial Officer.

Entry into Material Agreement

On September 6, 2016, the Company entered into an agreement and plan of reorganization with Grote Molen, Inc., a Nevada corporation, and Grote Merger Co.(together "Grote"), a Delaware corporation providing for Grote's acquisition of the Company in exchange for a controlling number of shares of the Grote's preferred and common stock pursuant to the merger of Grote Merger Co. with and into BlackRidge, with Blackridge continuing as the surviving corporation.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
Consolidated Balance Sheets (Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current Assets:
Cash	$376,442	$3,020
Accounts Receivable	29,550	50,000
Prepaid Expenses	2,000	91,937
Total Current assets	407,992	144,957

Intangible Assets, net	5,261,557	4,699,983
Total Assets	5,669,549	4,844,940

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts Payable	1,810,781	1,200,189
Accounts Payable – Related Party	664,976	549,236
Accrued Interest	4,300,689	2,948,354
Accrued Interest – Related Party	1,351,395	861,429
Wages Payable	10,830,262	9,527,552
Deferred Revenue	22,883	27,120
Notes Payable, Short Term	89,221	89,221
Convertible Notes, Short Term, net of unamortized debt discounts of $0 and $10,424, respectively	9,597,945	9,587,521
Convertible Notes, Short Term – Related Party	514,935	331,763
Total Current Liabilities	29,183,087	25,122,385

Contingent Liability	37,500	37,500
Convertible Notes, Long Term – Related Party	3,712,638	3,895,810
Total Liabilities	32,933,225	29,055,695

Stockholders' Deficit
Preferred Stock, Par Value $0.001, 50,000,000 shares authorized; 2,356,866 and 98,040 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	2,357	98
Common Stock, Par Value $0.001, 90,000,000 shares authorized; 13,325,681 issued and outstanding as of September 30, 2016 and December 31 2015, respectively	13,326	13,326
Additional Paid-In Capital	4,260,474	3,110,733
Accumulated Deficit	(32,724,833)	(27,334,912)
Subscriptions Payable	1,185,000	-
Total Stockholders' Deficit	(27,263,676)	(24,210,755)
Total Liabilities and Stockholders' Deficit	$5,669,549	$4,844,940

The accompanying notes are an integral part of these consolidated unaudited financial statements.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$26,550	$137,348	$84,128	$159,668
Cost of Goods Sold	-	54,057	-	57,485
Gross Profit	26,550	83,291	84,128	102,183

Operating Expenses
Engineering	23,676	69,939	47,652	118,785
Sales and Marketing	-	2,640	25,740	7,838
General and Administrative	1,360,088	1,023,586	3,548,137	3,002,864

Total Operating Expenses	1,383,764	1,096,165	3,621,529	3,129,487

Net Operating (Loss)	(1,357,214)	(1,012,874)	(3,537,401)	(3,027,304)

Other Income (Expense)
Other Income	-	4,508	-	4,508
Interest Income	-	123	205	369
Interest Expense	(466,465)	(595,679)	(1,362,759)	(1,167,718)
Interest Expense – Related Party	(168,933)	(160,329)	(489,966)	(426,578)

Net (loss) from operations	(1,992,612)	(1,764,251)	(5,389,921)	(4,616,723)

Income Tax	-	-	-	-

Net (loss)	$(1,992,612)	$(1,764,251)	$(5,389,921)	$(4,616,723)

Basic and Diluted Loss Per Share	$(0.15)	$(0.13)	$(0.40)	$(0.35)

Weighted Average Shares Outstanding – Basic and Diluted	13,325,681	13,325,681	13,325,681	13,325,681

The accompanying notes are an integral part of these consolidated unaudited financial statements.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
Consolidated Statements of Cash Flows (Unaudited)

	September 30, 2016	September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss)	$(5,389,921)	$(4,616,723)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	227,883	138,134
Amortization of Debt Discounts	10,424	147,136
Changes in Assets and Liabilities
Accounts Receivable	20,450	(13,333)
Inventory	-	49,469
Prepaid Expense	89,937	(8,564)
Accounts Payable	610,592	148,379
Accounts Payable – Related Party	115,740	81,809
Accrued Interest	1,352,335	1,050,154
Accrued Interest – Related Party	489,966	426,578
Deferred Revenue	(4,237)	29,663
Wages Payable	538,348	(10,110)
Net Cash (Used in) Operating Activities	(1,938,483)	(2,577,408)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Intangible Assets	(25,095)	(25,988)
Net Cash (Used in) Investing Activities	(25,095)	(25,988)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Preferred Stock	1,152,000	-
Proceeds from Subscriptions Payable	1,185,000	-
Proceeds from Issuance of Convertible Notes, Net	-	1,716,635
Principal payments of Short Term Notes	-	(60,000)
Net Cash (Used in) Financing Activities	2,337,000	1,656,635

Net (Decrease) Increase in Cash and Cash Equivalents	373,422	(946,761)

Cash and Cash Equivalents, Beginning	3,020	977,940

Cash and Cash Equivalents, Ending	376,442	31,179

NON-CASH INVESTING AND FINANCING ACTIVITIES
Wages Payable included in Capitalized Intangible Assets	$764,362	$-

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Year For:
Interest	$-	$1,793
Income Taxes	$-	$-

The accompanying notes are an integral part of these consolidated unaudited financial statements.

BLACKRIDGE TECHNOLOGY HOLDING, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(Unaudited)

NOTE 1 ‑ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Blackridge Holdings, Inc. (the "Company") was organized under the laws of the State of Delaware on April 23, 2010. The Company sells identity based network security to protect hybrid cloud and mainframe workloads from cyber-attacks and insider threats.

Principles of Consolidation - The Company and its subsidiaries consist of the following entities, which have been consolidated in the accompanying financial statements:
Blackridge Technology Holding, Inc.
Blackridge Technology, Inc.
Blackridge Technology Government, Inc.

All intercompany balances have been eliminated in consolidation.

Basis of presentation – The accompanying financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). The interim financial statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary to present a fair statement of the results for the period.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report for the year ended December 31, 2015. The results of operations for the three and nine month periods ended September 30, 2016, are not necessarily indicative of the operating results for the full year.

Fair Value of Financial Instruments - The Company's financial instruments consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable and convertible debt.  The carrying amount of these financial instruments approximates fair value because of the short-term nature of these items.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Earnings (Loss) Per Share - The basic computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with ASC 260, "Earnings Per Share".  The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period.  Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the nine months ended September 30, 2016 the Company incurred a net loss of $5,389,921 and inception to date losses are equal to $32,724,833.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through investment capital.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.
NOTE 3 – INTANGIBLE ASSETS

In accordance with ASC 350-40, ASC 350-50, and ASC 985-20, during the nine months ended September 30, 2016 and the year ended December 31, 2015, the Company capitalized $789,457 and $1,536,878, respectively, towards the development of software, intellectual property, and patent expenses.

The Company amortizes these costs over their related useful lives (approximately 7 to 20 years), using a straight-line basis. Fair value is determined through various valuation techniques, including market and income approaches as considered necessary. The Company recorded amortization of $75,659 and $227,883 related to intangible assets during the three and nine months ended September 30, 2016, respectively.

NOTE 4 – CONVERTIBLE NOTES

During nine months ended September 30, 2016 and the year ended December 31, 2015, the Company issued convertible debt totaling $0 and $2,255,940, respectively.

The debt holders are entitled, at their option, to convert all or part of the principal and accrued interest into shares of the Company's common stock at the conversion prices and terms discussed above. The Company has determined that any embedded conversion options do not possess a beneficial conversion feature, and therefore has not separately accounted for their value.

The following table summarizes the Company's convertible notes payable for the nine months ended September 30, 2016 and the year ended December 31, 2015:

	September 30, 2016	December 31, 2015
Beginning Balance	$13,815,094	$11,324,982
Proceeds from issuance of convertible notes, net of issuance discounts	-	2,255,940
Amortization of discounts	10,424	234,172
Ending Balance	$13,825,518	$13,815,094
Convertible Notes, Short Term - Related Party	$514,935	$331,763
Convertible Notes, Short Term	$9,597,945	$9,587,522
Convertible Notes, Long Term – Related Party	$3,712,638	$3,895,810

As of September 30, 2016 and December 31, 2015, Company has several convertible notes currently past their maturity date and, therefore, subject to the default interest rate.  The Company has also extended the maturity date of several convertible notes along with their applicable conversion rights.

Short term convertible notes – related party

On November 1, 2011, the Company's Chief Executive Officer and significant shareholder invested $150,000 via a one year convertible note bearing interest at 12% annually and convertible into 89 shares of convertible preferred stock at the rate of $1,700 per share.  At September 30, 2016 and December 31, 2015, the principal under the note is still outstanding and the rate has increased to the default rate of 18%.  At September 30, 2016 and December 31, 2015, the Company has accrued interest for this note in the amount of $190,292 and $147,617, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.

On October 31, 2013, the Company agreed to convert balances owed to the Company's Secretary in the amount of $183,172 into a 42 month convertible note bearing interest at 12% annually and convertible into 203,525 shares of convertible preferred stock at the rate of $0.90 per share.  At September 30, 2016 and December 31, 2015, the principal under the note is still outstanding, and the Company has accrued interest for this note in the amount of $76,309 and $55,537, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.  The note carries a default rate of 18% for any principal not paid by the maturity date.

On November 1, 2013, the Company's Corporate Counsel and Secretary invested $80,763 via an eighteen month convertible note bearing interest at 12% annually and convertible into 89,736 shares of convertible preferred stock at the rate of $0.90 per share.  At September 30, 2016 and December 31, 2015, the Company has accrued interest for this note in the amount of $72,800 and $59,646, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.  The note carries a default rate of 18% for any principal not paid by the maturity date.

On November 30, 2015, the Company's Chief Technology Officer and significant shareholder invested $101,000 via a one year convertible note bearing interest at 12% annually and convertible into 112,223 shares of convertible preferred stock at the rate of $0.90 per share.  At September 30, 2016 and December 31, 2015, the Company has accrued interest for this note in the amount of $10,567 and $1,010, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets. The note carries a default rate of 18% for any principal not paid by the maturity date.

Long term convertible notes – related party

During 2011, 2012, 2013, and 2014 the Company's Chief Technology Officer and significant shareholder of the Company loaned a total of $2,673,200 to the Company.  On October 1, 2014, all prior notes including accrued interest were combined into a single $3,712,637 convertible note bearing interest at 12% annually and convertible into 4,125,154 shares of preferred stock at the rate of $0.90 per share.  At September 30, 2016 and December 31, 2015, the Company has accrued interest for this note in the amount of $1,001,427 and $597,619, respectively, which is included in accrued interest – related party on the Company's consolidated balance sheets.  The note matures on October 1, 2017 if the officer elects not to convert. The note carries a default rate of 18% for any principal not paid by the maturity date.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

On October 14, 2015, Gregory Clarke Chapman ("Plaintiff") instituted a legal action in Virginia against the Company alleging that, among other things, the Company was indebted to the Plaintiff for certain sums of money totaling $816,291, and seeking declaratory judgment with respect to Incentive Stock Options, Warrants, and attorney's fees.  On November 2, 2016, without admitting any wrongdoing, the Company and the Plaintiff agreed to settle this matter by entering into a definitive settlement agreement in which the Company has agreed to (i) pay the Plaintiff the sum of $138,500 as reimbursement of legal fees and consulting income, and (ii) issue a zero-interest bearing note payable to the Plaintiff in the amount of $600,000 to be paid in 36 equal monthly payments beginning January 1, 2017.  So long as payments are made timely per the prescribed schedule, all additional amounts sought by the Plaintiff will be waived.

On October 14, 2015, Timothy F. Kelleher ("Plaintiff") instituted a legal action in Virginia against the Company alleging that, among other things, the Company was indebted to the Plaintiff for certain sums of money totaling $806,674, and seeking declaratory judgment with respect to Incentive Stock Options and attorney's fees.  On November 2, 2016, without admitting any wrongdoing, the Company and the Plaintiff agreed to settle this matter by entering into a definitive settlement agreement in which the Company has agreed to (i) pay the Plaintiff the sum of $173,000 as reimbursement of legal fees and consulting income, and (ii) issue a zero-interest bearing note payable to the Plaintiff in the amount of $600,000 to be paid in 36 equal monthly payments beginning January 1, 2017.  So long as payments are made timely per the prescribed schedule, all additional amounts sought by the Plaintiff will be waived.

On December 2, 2016, AltEnergy Cyber, LLC ("Plaintiff") instituted a legal action in Connecticut against the Company and Robert Zahm.  The complaint alleged that (i) the company improperly extended the maturity date of the Plaintiff's convertible note in the amount of $1,500,000 and (ii) improperly converted the loan into the Company's stock. The Complaint alleges that the Company is liable to the Plaintiff for the $4,500,000 plus interest.  The Company believes this claim to be without merit, and intends to vigorously defend itself against it.

NOTE 6 ‑ RELATED PARTY TRANSACTIONS

During the three and nine months ended September 30, 2016, the Company incurred interest expense on notes to related parties in the aggregate amount of $168,993 and $489,966, respectively

During three and nine months ended September 30, 2016, the Company incurred professional expenses in the amount of $37,500 and $112,500, respectively, pursuant to a consulting contract with a business owned by Jay Wright, the Company's Corporate Counsel and Secretary.  Unpaid amounts due under this contract are included in Jay Wright's payable balances in the chart below.

Accounts payable related party

At September 30, 2016 and December 31, 2015, the Company had a balance in related party accounts payable and of $664,976 and $549,236, respectively, which consisted of the following:

			September 30,	December 31,
Party Name:	Relationship:	Nature of transactions:	2016	2015
Jay Wright	Corporate Counsel and Secretary	Consulting fees	$320,795	$227,298
John Hayes	Chief Technology Officer	Advance	110,000	110,000
John Hayes	Chief Technology Officer	Expense reimbursement	222,736	193,995
Robert Graham	Chairman and Chief Executive Officer	Expense reimbursement	11,445	17,493
			$664,976	$549,236

NOTE 7 ‑ STOCKHOLDERS' EQUITY

The Company has authorized 90 million shares of common stock, $0.001 par value, and 50 million shares of preferred stock, $0.001 par value.  The Company has 13,325,681 common shares issued and outstanding as of September 30, 2016 and December 31, 2015, and 2,356,866 and 98,040 preferred shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.

On August 23, 2016, the Company closed a fundraising series in which 2,258,826 preferred shares were sold for aggregate gross proceeds of $1,152,000 or $0.51 per share.  Each share of preferred stock is entitled to preferential liquidation status, one vote per share, and is convertible into one share of common stock at the holder's request.

Between January 20, 2016 and September 29, 2016, the company collected an aggregate $1,185,000 from investors to purchase preferred stock at a price of $0.60 per share.  This round of funding has not yet been closed and no shares have been issued for these funds.  Accordingly, the balance of these funds is included in subscriptions payable in the Company's consolidated balance sheets.

NOTE 8 - SUBSEQUENT EVENTS

We have evaluated all events that occurred after the balance sheet date through the date when our financial statements were issued to determine if they must be reported.  Management has determined that other than as disclosed below, there were no additional reportable subsequent events to be disclosed.

On September 6, 2016, the Company entered into an agreement and plan of reorganization with Grote Molen, Inc., a Nevada corporation, and Grote Merger Co. (together "Grote"), a Delaware corporation providing for Grote's acquisition of the Company in exchange for a controlling number of shares of the Grote's preferred and common stock pursuant to the merger of Grote Merger Co. with and into BlackRidge, with Blackridge continuing as the surviving corporation.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 10, 2017, Grote Molen, Inc., a Nevada corporation (the "Company" or the "Registrant"), Grote Merger Co., a Delaware corporation ("Merger Corp.") and BlackRidge Technology Holdings, Inc., a Delaware corporation ("BlackRidge") consummated an Agreement and Plan of Reorganization (the " Reorganization Agreement"), providing for the Registrant's acquisition of BlackRidge in exchange for a controlling number of shares of the Registrant's preferred and common stock pursuant to the merger of Merger Corp. with and into BlackRidge, with Blackridge continuing as the surviving corporation.

We are presenting the historical financial statements of the Company as well as BlackRidge for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 as part of this pro-forma disclosure. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 reflects the acquisition and related events as if they had been consummated on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015, reflect the acquisition and related events as if they had been consummated on January 1, 2015.

The unaudited pro forma condensed combined financial statements as of September 30, 2016 and for the year ended December 31, 2015, have been prepared based on certain pro forma adjustments to our historical financial statements as set forth in our Quarterly Reports on Form 10-Q for the nine months ended September 30, 2016 and our Annual Reports on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports.  The historical financial statements for BlackRidge were derived from the unaudited financial statements for BlackRidge as of and for the nine months ended September 30, 2016 and the audited financial statements for BlackRidge as of and for the year ended December 31, 2015.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical financial statements and related notes thereto.

In the unaudited pro forma condensed combined financial statements, the acquisition is accounted for as a reverse acquisition using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") No. 805 Business Combinations.

The unaudited pro forma condensed combined financial statements do not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. In addition, the unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and the pro forma adjustments are based on estimated fair value of the net assets acquired.  Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what results would be for any future periods.

Grote Molen, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2016

	Grote Molen, Inc	BlackRidge Technology Holdings, Inc	Combined Before Pro Forma Adjustments	Pro Forma Adjustments		Grote Molen, Inc Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$54,687	$376,442	$431,129	$-		$431,129
Accounts receivable	25,015	29,550	54,565	-		54,565
Accounts receivable – related party	18,787	-	18,787	-		18,787
Inventory	950,117	-	950,117	-		950,117
Prepaid Expenses	20,402	2,000	22,402	-		22,402
Total current assets	1,069,008	407,992	1,477,000	-		1,477,000

Property and equipment – net	127,064	-	127,064	-		127,064
Intangible assets - net	62,820	5,261,557	5,324,377	-		5,324,377
Total assets	$1,258,892	$5,669,549	$6,928,441	$-		$6,928,441
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$222,400	$1,810,781	$2,033,181	$-		$2,033,181
Accounts payable – related party	14,155	664,976	679,131	-		679,131
Accrued interest	17,337	4,300,689	4,318,026	-		4,318,026
Accrued interest – related party	38,584	1,351,395	1,389,979	-		1,389,979
Wages payable	-	10,830,262	10,830,262	-		10,830,262
Deferred revenue	-	22,883	22,883	-		22,883
Notes payable	118,000	89,221	207,221	-		207,221
Notes payable – related party	234,887	-	234,887	-		234,887
Convertible notes	-	9,597,945	9,597,945	-		9,597,945
Convertible notes – related party	-	514,935	514,935	-		514,935
Total Current Liabilities	645,363	29,183,087	29,828,450			29,828,450
Long Term Liabilities:
Contingent liability	-	37,500	37,500	-		37,500
Notes payable – related party	144,436	3,712,638	3,857,074	-		3,857,074
Total Liabilities	789,799	32,933,225	33,723,024	-		33,723,024
Commitments and contingencies:
Stockholders' Equity (Deficit):
Preferred stock	-	2,357	2,357	(2,121	)(a)	236
Common stock, par value	23,891	13,326	37,217	(16,284	)(b)	20,933
Additional paid-in capital	365,645	4,260,474	4,626,119	2,121	(a)	4,644,524
				16,284	(b)
Accumulated deficit	79,557	(32,724,833)	(32,645,276)	-		(32,645,276)
Subscriptions payable	-	1,185,000	1,185,000	-		1,185,000
Total Stockholders' Equity	469,093	(27,263,676)	(26,794,583)	-		(26,263,676
Total Liabilities and Stockholders' Equity (Deficit)	$1,258,892	$5,669,549	$6,928,441	$-		$6,928,441

Grote Molen, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2016

	Grote Molen, Inc	BlackRidge Technology Holdings, Inc	Combined Before Pro Forma Adjustments	Pro Forma Adjustments		Grote Molen, Inc Pro Forma
Revenue	$681,424	$84,128	$765,552	$-		$765,552
Revenue – related party	33,910	-	33,910	-		33,910
Cost of goods sold	512,192	-	512,192	-		512,192
Cost of goods sold – related party	25,488	-	25,488	-		25,488
Gross profit	177,654	84,128	261,782	-		261,782

Operating Expenses
General and administrative	360,305	3,621,529	3,981,834	-		3,981,834

Loss from operations	(182,651)	(3,537,401)	(3,702,052)	-		(3,702,052)

Net operating Loss
Other income (expense)
Interest income	-	205	205	-		205
Interest expense	(12,712)	(1,362,759)	(1,375,471)	-		(1,375,471)
Interest expense – related party	(14,447)	(489,866)	(504,413)	-		(504,413)

Net loss from operations	(209,810)	(5,389,921)	(5,599,731)	-		(5,599,731)

Income Tax	(32)	-	(32)	-		(32)

Net Loss	$(209,842)	$(5,389,921)	$(5,599,763)	$-		$(5,599,763)

Net loss per share – basic and diluted	(0.01)	(0.40)	(0.16)			(0.29)
Weighted average number of common shares outstanding during the period – basic and diluted	22,269,158	13,325,681	35,594,839	(16,284,330	)(c)	19,310,509

Grote Molen, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year ended December 31, 2015

	Grote Molen, Inc	BlackRidge Technology Holdings, Inc	Combined Before Pro Forma Adjustments	Pro Forma Adjustments		Grote Molen, Inc Pro Forma
Revenue	$1,446,128	$212,210	$1,658,338	$-		$1,658,338
Revenue – related party	81,062	-	81,062	-		81,062
Cost of goods sold	1,052,429	15,134	1,067,563	-		1,067,563
Cost of goods sold – related party	58,993	-	58,993	-		58,993
Gross profit	415,768	197,076	612,844	-		612,844

Operating Expenses
General and administrative	473,911	4,997,838	5,471,749	-		5,471,749

Loss from operations	(58,143)	(4,800,762)	(4,858,905)	-		(4,858,905)

Net operating Loss
Other income (expense)
Other income	-	4,508	4,508			4,508
Interest income	-	493	493	-		493
Interest expense	(15,009)	(1,669,882)	(1,714,891)	-		(1,714,891)
Interest expense – related party	(10,628)	(577,496)	(588,124)	-		(588,124)

Net loss from operations	(83,780)	(7,073,139)	(7,156,919)	-		(7,156,919)

Income Tax	31,660	-	31,660	-		-

Net Loss	$(52,120)	$(7,073,139)	$(7,125,259)	$-		$(7,125,259)

Net loss per share – basic and diluted	(0.00)	(0.53)	(0.20)			(0.37)
Weighted average number of common shares outstanding during the period – basic and diluted	22,200,000	13,325,681	35,525,681	(16,284,330	)(c)	19,241,351

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements have been prepared assuming that the acquisition is accounted for using the reverse acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed of the Seller are recorded at their historical book value.

NOTE 2 - PRO FORMA PRESENTATION ADJUSTMENTS AND ASSUMPTIONS

The adjustments included in the column under the heading "Pro Forma Adjustments" in the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Adjustments to the Condensed Combined Balance Sheet

(a)	To record the 10 for 1 exchange of outstanding BlackRidge preferred stock for Grote Molen preferred stock upon the completion of the acquisition

(b)	To record the cancellation of an aggregate 16,284,330 shares of Grote Molen common stock attributable to the acquisition agreement

Pro Forma Adjustments to the Condensed Combined Statements of Operations

(c)	To record the cancellation of an aggregate 16,284,330 shares of Grote Molen common stock attributable to the acquisition agreement